Exhibit 99.2

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         CHOICE ONE COMMUNICATIONS INC.,

                         BARTER ACQUISITION CORPORATION,

                                US XCHANGE, INC.

                                       AND

                       THE STOCKHOLDER OF US XCHANGE, INC.

                            DATED AS OF MAY 14, 2000


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                                TABLE OF CONTENTS

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ARTICLE I  THE MERGER 2

    SECTION 1.01.  The Merger.................................................2
    SECTION 1.02.  Effective Time.............................................2
    SECTION 1.03.  Effect of the Merger.......................................2
    SECTION 1.04.  Certificate of Incorporation; Bylaws.......................2
    SECTION 1.05.  Directors and Officers.....................................3
    SECTION 1.06.  Closing Deliveries by the Company..........................3
    SECTION 1.07.  Closing Deliveries by Acquiror.............................3

ARTICLE II  CONVERSION OF SECURITIES; FRACTIONAL SHARES.......................3

    SECTION 2.01.  Conversion of Securities...................................3
    SECTION 2.02.  Fractional Shares..........................................4
    SECTION 2.03.  Stock Transfer Books.......................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................5

    SECTION 3.01.  Organization and Standing..................................5
    SECTION 3.02.  Subsidiaries...............................................5
    SECTION 3.03.  Certificate of Incorporation and Bylaws....................6
    SECTION 3.04.  Capitalization.............................................6
    SECTION 3.05.  Authority; Binding Obligation..............................7
    SECTION 3.06.  No Conflict; Required Filings and Consents.................7
    SECTION 3.07.  Licenses; Compliance.......................................8
    SECTION 3.08.  Financial Statements and Reports..........................10
    SECTION 3.09.  Absence of Undisclosed Liabilities........................10
    SECTION 3.10.  Absence of Certain Changes or Events......................11
    SECTION 3.11.  Litigation; Disputes......................................12
    SECTION 3.12.  Debt Instruments..........................................12
    SECTION 3.13.  Real Property Leases......................................13
    SECTION 3.14.  Other Agreements; No Default..............................13
    SECTION 3.15.  Labor Relations...........................................15
    SECTION 3.16.  Pension and Benefit Plans.................................16
    SECTION 3.17.  Taxes and Tax Matters.....................................19
    SECTION 3.18.  Customers.................................................20
    SECTION 3.19.  Certain Business Practices................................21
    SECTION 3.20.  Insurance.................................................21
    SECTION 3.21.  Potential Conflicts of Interest...........................21
    SECTION 3.22.  Receivables...............................................22
    SECTION 3.23.  Real Property.............................................22
    SECTION 3.24.  Books and Records.........................................23
    SECTION 3.25.  Assets....................................................23

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    SECTION 3.26.  No Infringement or Contest................................24
    SECTION 3.27.  Board Approval............................................25
    SECTION 3.28.  Stockholder Approval......................................25
    SECTION 3.29.  Banks; Attorneys-in-fact..................................25
    SECTION 3.30.  Brokers...................................................25
    SECTION 3.31.  Environmental Matters.....................................25
    SECTION 3.32.  Disclosure................................................27
    SECTION 3.33.  Directors, Officers and Affiliates........................27
    SECTION 3.34.  Copies of Documents.......................................27
    SECTION 3.35.  Condition and Operation of the System.....................27
    SECTION 3.36.  Reorganization............................................29
    SECTION 3.37.  State Takeover Statutes; Certain Charter Provisions.......29
    SECTION 3.38.  Year 2000 Review..........................................29

ARTICLE IIIA  REPRESENTATIONS AND WARRANTIES OF COMPANY STOCKHOLDER..........30


ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND ACQUIROR SUB......30

    SECTION 4.01.  Organization and Qualification; Subsidiaries..............31
    SECTION 4.02.  Certificate of Incorporation and Bylaws...................31
    SECTION 4.03.  Authority; Binding Obligation.............................31
    SECTION 4.04.  No Conflict; Required Filings and Consents................32
    SECTION 4.05.  No Prior Activities of Acquiror Sub.......................33
    SECTION 4.06.  Brokers...................................................33
    SECTION 4.07.  SEC Documents.............................................33
    SECTION 4.08.  Acquiror Common Stock.....................................33
    SECTION 4.09.  Capitalization............................................34
    SECTION 4.10.  Sufficient Funds..........................................34
    SECTION 4.11.  Reorganization............................................35
    SECTION 4.12.  Compliance; Litigation....................................35
    SECTION 4.13.  Absence of Undisclosed Liabilities........................35
    SECTION 4.14.  Intellectual Property.....................................35
    SECTION 4.15.  Disclosure................................................36

ARTICLE V  COVENANTS RELATING TO CONDUCT OF BUSINESS.........................37

    SECTION 5.01.  Conduct of Business of the Company........................37
    SECTION 5.02.  Other Actions.............................................39
    SECTION 5.03.  Certain Tax Matters.......................................40
    SECTION 5.04.  Access and Information....................................40
    SECTION 5.05.  No Solicitation...........................................40
    SECTION 5.06.  Confidentiality...........................................42

ARTICLE VI  ADDITIONAL AGREEMENTS............................................43

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    SECTION 6.01.  Registration Rights.......................................43
    SECTION 6.02.  Appropriate Action; Consents; Filings.....................54
    SECTION 6.03.  Senior Notes Tender Offer; Repayment of Indebtedness......55
    SECTION 6.04.  Update Disclosure.........................................55
    SECTION 6.05.  Public Announcements......................................56
    SECTION 6.06.  Employment Agreements; Employee Stock.....................56
    SECTION 6.07.  Additional Financial Information..........................56
    SECTION 6.08.  Environmental Matters.....................................57
    SECTION 6.09.  Post-Signing SEC Documents................................57
    SECTION 6.10.  Indemnification...........................................58
    SECTION 6.11.  Procedures; Conditions of Indemnification.................59
    SECTION 6.12.  Tax Returns...............................................61
    SECTION 6.13.  Reorganization............................................61
    SECTION 6.14.  Acquiror's Financing......................................62
    SECTION 6.15.  Obligations of Acquiror Sub...............................62
    SECTION 6.16.  Loan Agreement............................................62
    SECTION 6.17.  Transfer of Fiber Business; IRU and
                   Maintenance Agreement.....................................62
    SECTION 6.18.  Noncompetition Covenants..................................63
    SECTION 6.19.  Representation on Acquiror's Board of Directors...........63
    SECTION 6.20.  Restriction on Transfer of Acquiror Stock.................64
    SECTION 6.21.  Trademark License.........................................64
    SECTION 6.22.  Employee Benefits.........................................64
    SECTION 6.23.  Directors' and Officers' Indemnification..................65
    SECTION 6.24.  Adjustment of Common Stock Exchange Ratio.................66
    SECTION 6.25.  Adjustment of Common Stock Cash Amount....................66

ARTICLE VII  CONDITIONS PRECEDENT............................................68

    SECTION 7.01.  Conditions to Obligations of Each Party Under
                   This Merger Agreement ....................................68
    SECTION 7.02.  Additional Conditions to Obligations of
                   Acquiror and Acquiror Sub ................................69
    SECTION 7.03.  Additional Conditions to Obligations of the Company.......71

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER..............................72

    SECTION 8.01.  Termination...............................................72
    SECTION 8.02.  Effect of Termination.....................................73
    SECTION 8.03.  Expenses..................................................74
    SECTION 8.04.  Amendment.................................................74
    SECTION 8.05.  Extension; Waiver.........................................74

ARTICLE IX  GENERAL PROVISIONS...............................................74

    SECTION 9.01.  Survival of Representations and Warranties................74
    SECTION 9.02.  Notices...................................................75
    SECTION 9.03.  Headings..................................................76
    SECTION 9.04.  Severability..............................................76
    SECTION 9.05.  Entire Agreement..........................................77

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    SECTION 9.06.  Assignment................................................77
    SECTION 9.07.  Parties in Interest.......................................77
    SECTION 9.08.  Mutual Drafting...........................................77
    SECTION 9.09.  Specific Performance......................................77
    SECTION 9.10.  Governing Law.............................................78
    SECTION 9.11.     Submission to Jurisdiction, Waiver of Jury Trial.......78
    SECTION 9.12.  Counterparts..............................................78
    SECTION 9.13.  Disclosure Schedule.......................................78

ARTICLE X  DEFINITIONS.......................................................79

EXHIBITS

Exhibit A     Form of Promissory Note, Guaranty and Security Agreement
Exhibit B-1   Form of Executive Employment Agreement (two-year employment term)
Exhibit B-2   Form of Executive Employment Agreement (one-year employment term)
Exhibit B-3   Form of Employment Confidentiality and No-Solicitation Agreement
Exhibit C     Escrow Agreement
Exhibit D     IRU and Maintenance Agreement
Exhibit E     Trademark License Agreement
Exhibit F     Right of Access Agreement

SCHEDULES

Schedule 1.05 --         Officers of the Surviving Corporation
Schedule 3.02 --         Company Subsidiaries
Schedule 3.04 --         Capitalization of Company
Schedule 3.06 --         Required Consents and Filings of Company
Schedule 3.07 --         Company Licenses
Schedule 3.08 --         Company Financial Statements
Schedule 3.09 --         Undisclosed Liabilities
Schedule 3.10 --         Certain Changes or Events of Company
Schedule 3.11 --         Pending or Threatened Litigation against Company
Schedule 3.12 --         Company Indebtedness
Schedule 3.13 --         Company Real Property Leases
Schedule 3.14 --         Company Contracts
Schedule 3.15 --         Company Labor Matters
Schedule 3.16 --         Company Benefit Plans
Schedule 3.18 --         Company Customers
Schedule 3.20 --         Company Insurance
Schedule 3.21 --         Company Related Party Transactions
Schedule 3.23 --         Company Owned Real Property
Schedule 3.25 --         Assets
Schedule 3.26 --         Company Intellectual Property
Schedule 3.29 --         Company Bank Accounts
Schedule 3.31 --         Company Environmental Liability, Licenses
Schedule 3.33 --         Officers and Directors of Company and Subsidiaries

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Schedule 3.35 --         Description of Company's System, Services Offered,
                         Customers, Etc.
Schedule 4.04 --         Required Consents and Filings of Acquiror
Schedule 4.09 --         Capitalization of Acquiror
Schedule 5.01 --         Company's Conduct of Business
Schedule 6.06(a) --      Company Employees entering into an Executive Employment
                         Agreement
Schedule 6.06(b) --      Company Employees entering into a Confidentiality and
                         No-Solicitation Agreement
Schedule 6.18 --         Fiber Business Employees of the Company
Schedule 6.20 --         Permitted Holders

         AGREEMENT AND PLAN OF MERGER, dated as of May 14, 2000 (this "Merger Agreement"), among Choice One Communications Inc., a Delaware corporation ("Acquiror"), Barter Acquisition Corporation, a Delaware corporation ("Acquiror Sub") and a direct wholly owned subsidiary of Acquiror, US Xchange, Inc., a Delaware corporation (the "Company"), and Ronald H. Vander Pol, the holder of all of the issued and outstanding capital stock of the Company (the "Company Stockholder");

         WHEREAS, the Company, upon the terms and subject to the conditions of this Merger Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into Acquiror Sub (the "Merger");

         WHEREAS, the Board of Directors of the Company has determined that the Merger is advisable and fair to the Company Stockholder and is in the best interests of such stockholder and has approved and adopted this Merger Agreement and the transactions contemplated hereby, and the Company Stockholder has adopted and approved this Merger Agreement;

         WHEREAS, the Board of Directors of Acquiror has determined that the Merger is advisable and in the best interests of Acquiror and its stockholders and the Boards of Directors of Acquiror and Acquiror Sub and Acquiror as the sole stockholder of Acquiror Sub have approved and adopted this Merger Agreement and the transactions contemplated hereby;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, in order to induce Acquiror Sub and Acquiror to enter into this Agreement, concurrently herewith (i) all of the holders of the outstanding 15% Senior Notes due July 1, 2008 of the Reporting Subsidiary (the "Senior Notes"), have executed and delivered to Acquiror a letter agreement, in the form prepared by counsel to Acquiror, pursuant to which such holders have agreed that the Surviving Corporation (as defined in Section 1.01) may redeem such Senior Notes on the Closing Date (as defined in Section 1.02) at a redemption price equal to 109% of the principal amount thereof plus accrued interest, if any, to the Closing Date, and have agreed to an amendment to the Indenture, to take effect on the redemption date, providing for the deletion of certain covenants and other provisions set forth therein, and (ii) the Member of the Reporting Subsidiary has approved such redemption and amendment; and

         WHEREAS, in order to induce the Company to enter into this Agreement, concurrently herewith Acquiror is agreeing to lend to US Xchange Finance Company, L.L.C., an indirect wholly-owned subsidiary of the Company ("US Xchange Finance") up to $25,000,000 from the date hereof until Closing as provided in
Section 6.16 (the "Acquiror Loan");

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

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                                       -2


                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01.  The Merger.

         Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of the Company shall cease and Acquiror Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.02.  Effective Time.

         As promptly as practicable and in no event later than the third Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed upon in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing this Merger Agreement, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of, Delaware Law (the date and time of such filing or such other time as may be agreed upon in writing by each of the parties hereto and specified in the Articles of Merger being the "Effective Time"). Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022 (or such other place as the parties may agree) to confirm the satisfaction or waiver of the conditions set forth in
Article VII. The day on which the Closing takes place shall hereinafter be referred to as the "Closing Date."

         SECTION 1.03.  Effect of the Merger.

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquiror Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquiror Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04.  Certificate of Incorporation; Bylaws.

         (a) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the certificate of incorporation of Acquiror Sub shall continue unchanged and shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law (as defined in Article X) and such certificate of incorporation, except that Article I of Acquiror Sub's certificate of incorporation shall be amended at the Effective Time to read as follows: "The name of the corporation is US Xchange Inc."

         (b) Unless otherwise determined by Acquiror prior to the Effective Time, at the Effective Time the bylaws of Acquiror Sub shall continue unchanged and shall be the bylaws of


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                                       -3-


the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

         SECTION 1.05.  Directors and Officers.

         The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the individuals set forth in Section 1.05 of the Acquiror Disclosure Schedule shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06.  Closing Deliveries by the Company.

         At the Closing, the Company shall deliver or cause to be delivered to
Acquiror:

         (a)      a receipt for the Merger Consideration;

         (b) the certificates required to be delivered pursuant to Section 7.02; and

         (c)      any additional document required to be delivered pursuant to
Section 7.02.

         SECTION 1.07.  Closing Deliveries by Acquiror.

         At the Closing, Acquiror shall deliver to the Company or the Company Stockholder, as the case may be:

         (a) the Common Stock Cash Amount by wire transfer in immediately available funds to an account or accounts designated by the Company Stockholder in a written notice to Acquiror not less than two Business Days prior to the Closing Date;

         (b) certificates evidencing the Stock Consideration (other than the Escrow Shares, which shall be delivered to the Escrow Agent pursuant to the Escrow Agreement) duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer and with all required stock transfer stamps, if any, affixed;

         (c) the certificates required to be delivered pursuant to Section 7.03; and

         (d)      any additional document required to be delivered pursuant to
Section 7.03.


                                   ARTICLE II

                   CONVERSION OF SECURITIES; FRACTIONAL SHARES

         SECTION 2.01.  Conversion of Securities.

         At the Effective Time, as provided in this Merger Agreement, by virtue of the Merger and without any action on the part of Acquiror Sub, the Company or the Company Stockholder:

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                                       -4-

         (a)      Conversion.

                  (i) Company Common Stock. Subject to the provisions of this
Section 2.01, each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(b)), shall be converted, subject to Section 2.02, into the right to receive (A) the Common Stock Cash Amount (as defined in Article X), and (B) one share of common stock, par value $.01 per share, of Acquiror ("Acquiror Common Stock") multiplied by the Common Stock Exchange Ratio (as defined in Article X) (the "Stock Consideration" and, together with the Common Stock Cash Amount, the "Merger Consideration").

                  At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration. No fractional share of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02 hereof.

                  (ii) Merger Consideration. If between the date of this Merger Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be appropriately and correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         (b) Cancellation of Treasury Stock. Any shares of capital stock of the Company held in the treasury of the Company and any shares of capital stock of the Company owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

         (d) Acquiror Sub Common Stock. Each share of common stock, par value $.01 per share, of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall continue to be one issued and outstanding share of common stock, par value $.01 per share, of the Surviving Corporation, which shall continue to be held by Acquiror.

         SECTION 2.02.  Fractional Shares.

         No fractional shares of Acquiror Common Stock shall be issued upon surrender for exchange of the certificate or certificates evidencing Company Common Stock which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificate"), and any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Acquiror, but in lieu thereof the Company Stockholder who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all Certificates delivered by him, and rounding down to the nearest whole share, shall receive an amount in cash equal to the Price Per Share multiplied by

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                                      -5-

the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled. Such payment in lieu of fractional shares shall be paid in immediately available funds by the Acquiror on the Closing Date.

         SECTION 2.03.  Stock Transfer Books.

         At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of capital stock of the Company thereafter on the records of the Company. From and after the Effective Time, the Company Stockholder shall cease to have any rights with respect to such shares of capital stock of the Company except as otherwise provided herein or by Law.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as specifically set forth in (x) the Disclosure Schedule delivered by the Company to Acquiror prior to the execution and delivery of this Merger Agreement (the "Company Disclosure Schedule") (the contents of which Company Disclosure Schedule may be updated, corrected or otherwise modified by the Company up to five (5) days prior to the Closing Date in accordance with
Section 6.04 hereof) (with (i) a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Company Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, (ii) no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer and (iii) the Company having the right to cross-reference the sections of the Company Disclosure Schedule as appropriate with respect to disclosures that are reasonably related) and (y) the Subsidiary SEC Reports (as defined in Section 3.08) filed prior to the date hereof, the Company hereby represents and warrants (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the Company Disclosure Schedule) to, and agrees with, Acquiror and Acquiror Sub as follows, unless otherwise specifically set forth herein or in the Company Disclosure Schedule.

         SECTION 3.01.  Organization and Standing.

         The Company is a corporation duly organized, validly existing and in good standing under Delaware Law, and has the requisite corporate power and authority to own, operate and lease its Assets (as defined in Article X), to carry on its business as currently conducted, to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in Michigan and in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than where the failure to be so qualified would not have a Company Material Adverse Effect.

         SECTION 3.02.  Subsidiaries.

         Except as set forth in Section 3.02 of the Company Disclosure Schedule, the Company has no Subsidiaries (as defined in Article X) and neither the Company nor any Subsidiary has any equity investment or other interest in, nor has the Company or any Subsidiary made advances or loans to (other than intra-company transactions between or among the Company and any Subsidiary and other than for customary credit extended to customers of the Company in the Ordinary Course of Business (as defined in Article X) and reflected in the Financial Statements (as defined in Section 3.08)), any Person. Section 3.02 of the Company Disclosure Schedule sets forth (a) the authorized capital stock or other equity interests of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company. All of such shares of capital stock or other equity interests of the Subsidiaries have been duly authorized and validly issued and are outstanding, fully paid and nonassessable and except as set forth in Section 3.02 of the Company Disclosure Schedule, are owned by the Company free and clear of all Encumbrances (as defined in Article X) other than Encumbrances arising under applicable securities Laws. Each Subsidiary is duly organized, validly existing and in good standing under the Laws of its state or jurisdiction of organization (as listed in Section 3.02 of the Company Disclosure Schedule), and has the requisite corporate or limited liability company power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to conduct business as a foreign Person and is in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so qualified would not have a Company Material Adverse Effect.

         SECTION 3.03.  Certificate of Incorporation and Bylaws.

         The Company has furnished to Acquiror a true and complete copy of (i) the certificate of incorporation and (ii) the organizational documents of the Company and each Subsidiary, as in effect on the date hereof, certified as of a recent date by the Company's corporate secretary, and a true and complete copy of the Company's bylaws and the bylaws or other governing agreements of each Subsidiary, as currently in effect, certified by the Company's corporate secretary.

         SECTION 3.04.  Capitalization.

         The authorized capital stock of the Company consists of 20,000 shares of Company Common Stock, of which: (i) 1,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and owned of record by the Company Stockholder; and (ii) no shares are held in the treasury of the Company. Except as described in this Section 3.04 or in
Section 3.04 of the Company Disclosure Schedule, no other shares of capital stock of the Company have been reserved for any purpose. There are no outstanding securities convertible into or exchangeable for Company Common Stock, any other securities of the Company, or any capital stock or other securities of any of the Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any of the Subsidiaries. Except as set forth in Section 3.04 of the Company Disclosure Schedule, there are no outstanding Agreements (as defined in Article X) affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of Company Common Stock, any other securities of the Company, or any capital stock or other securities of any Subsidiary, except as contemplated hereunder. Each of the outstanding shares of Company Common Stock and of capital stock of, or other equity interests in, the Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities. There are no obligations, contingent or otherwise, of the Company or any Subsidiary to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any Person other than the Company or its wholly owned Subsidiaries. There are no Agreements pursuant to which any Person (other than the Company or its wholly owned Subsidiaries) is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company or any Subsidiary.

         SECTION 3.05.  Authority; Binding Obligation.

         The execution and delivery by the Company of this Merger Agreement, the execution and delivery by the Company and the Subsidiaries of all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate and shareholder action, and no other corporate or shareholder proceedings on the part of the Company or the Subsidiaries are necessary to authorize this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the filings and recordation of appropriate merger documents as required by Delaware Law). This Merger Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Acquiror, Acquiror Sub and the Company Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law); provided, however, that the Merger will not become effective until Articles of Merger reflecting the Merger are filed with the office of the Secretary of State of the State of Delaware.

         SECTION 3.06.  No Conflict; Required Filings and Consents.

         (a) The execution, delivery and performance by the Company of this Merger Agreement, and the execution, delivery and performance by the Company and the Subsidiaries of all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the certificate of incorporation or bylaws of the Company or the certificate or articles of incorporation, bylaws, operating agreement, certificate or articles of formation of any Subsidiary; (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the HSR Act (as defined in Article X), the Communications Act (as defined in Article X), the applicable state utility Laws, applicable municipal franchise Laws and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to the Company or any Subsidiary, or any of their respective Assets;
(iii) subject to obtaining the consents and approvals set forth in Section 3.06(b) of the Company Disclosure Schedule, conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, may be bound; or (iv) except as disclosed in Section 3.06(b) of the Company Disclosure Schedule, result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, the Company or any Subsidiary or any of the Assets now owned or hereafter acquired by the Company or any Subsidiary; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have a Company Material Adverse Effect and that would not prevent the Company from consummating the Merger on a timely basis.

         (b) Except as set forth in Section 3.06(b) of the Company Disclosure Schedule and for non-material Agreements allowing the installation, maintenance or operation of the Company's or its Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property, the execution, delivery and performance by the Company of this Merger Agreement and the execution, delivery, performance by the Company and the Subsidiaries of all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the HSR Act, the Communications Act, applicable state utility Laws and applicable municipal franchise Laws and Laws of other Governmental Entities, (B) the filing and recordation of the Articles of Merger as required by Delaware Law, (C) as may be necessary as a result of facts or circumstances related solely to Acquiror or Acquiror Sub and (D) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have a Company Material Adverse Effect; or
(ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Company, the Surviving Corporation or any Subsidiary that would have a Company Material Adverse Effect.

         SECTION 3.07.  Licenses; Compliance.

         (a) Each of the Company and each Subsidiary is in possession of all Licenses (as defined in Article X) necessary for the Company or any Subsidiary to own, lease and operate its Assets or to carry on its business as it is now being conducted (the "Company Licenses"), except where the failure to possess, or the suspension or cancellation of, any such Company License would not have a Company Material Adverse Effect. All Company Licenses that are FCC (as defined in Article X), or state utilities Licenses or municipal franchises, and all other Company Licenses the loss of which would have a Company Material Adverse Effect, are listed in Section 3.07(a) of the Company Disclosure Schedule. All Company Licenses are valid and in full force and effect through the respective dates indicated in such Company Licenses, except for any such invalidity or failure to be in full force and effect that would not have a Company Material Adverse Effect, and no suspension, cancellation, complaint, proceeding, order or investigation of or with respect to any Company License (or operations thereunder) the loss of which would not have a Company Material Adverse Effect is pending or, to the knowledge of the Company or any Subsidiary, threatened. The Company has indicated in Section
3.07 of the Company Disclosure Schedule those Company Licenses which expire by their terms within 12 months from the date of this Merger Agreement. Neither the Company nor any Subsidiary is in violation of or default under any Company License, except for any such violation or default that would not have a Company Material Adverse Effect. Except as set forth in Section 3.07(a) of the Company Disclosure Schedule, since March 1, 1999, neither the Company nor any Subsidiary has received written or, to the knowledge of the Company or any Subsidiary, oral notice from any Governmental Entity or any other Person of any allegation of any such violation or default under a Company License that would have a Company Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary is in violation of or default under, nor has it breached, (i) any term or provision of its certificate or articles of incorporation, bylaws, operating agreement or certificate or articles of formation or (ii) any Agreement or restriction to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound or affected, except for any such violation, default or breach described in clause (ii) that would not have a Company Material Adverse Effect. The Company and the Subsidiaries have complied and are in full compliance with all Laws, except where the failure to so comply would not have a Company Material Adverse Effect.

         (c) All returns, reports, statements and other documents required to be filed by the Company or any Subsidiary with any Governmental Entity have been filed and complied with and are true, correct and complete in all material respects (and any related fees required to be paid have been paid in full) except where the failure to so file, comply or to so pay such fees would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect and to the knowledge of the Company and the Subsidiaries, all records of every type and nature relating to the Company Licenses or the business, operations or Assets of the Company or any Subsidiary have been maintained in all respects in accordance with good business practices and the rules of any Governmental Entity and are maintained at the Company or the appropriate Subsidiary.

         (d) Except as provided in Section 3.07(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any interest in any License (including both any Company License and any License held by third parties in which the Company or any Subsidiary has an interest, if any) the loss of which would have a Company Material Adverse Effect and that is subject to restrictions on assignment or transfer based on the circumstances under which the License was granted (such as eligibility or auction rules), the status of construction and operation (such as rules restricting resale for a certain period after construction), or any other restrictions other than an ordinary course requirement for prior approval of transactions such as the Merger contemplated herein.

         (e) Neither the Company nor any Subsidiary is aware of any fact or circumstance related to them that would reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law.

         SECTION 3.08.  Financial Statements and Reports.

         (a) The Company has delivered to the Acquiror a true and complete copy of an audited consolidated balance sheet of the Company and the Subsidiaries as of the end of the fiscal year ended December 31, 1999 (the "Audited Balance Sheet") and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company and the Subsidiaries for such fiscal year (the Audited Balance Sheet and such audited consolidated statements of income, shareholders' equity and cash flows are hereinafter referred to collectively as the "Audited Statements"), in each case, audited by BDO Seidman, LLP in accordance with GAAP and accompanied by the related report of BDO Seidman, LLP. The Company has also prepared unaudited consolidated balance sheets of the Company and the Subsidiaries as of the last day of each month ending after January 1, 2000 and prior to the date hereof (the "Unaudited Balance Sheets") and the unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month periods then ended (the Unaudited Balance Sheets and such statements of income and cash flows are hereinafter referred to collectively as the "Unaudited Statements" and, together with the Audited Statements, as the "Pre-Signing Financial Statements").

         (b) The Pre-Signing Financial Statements, including, without limitation, the notes thereto, (i) are complete and correct in all material respects, (ii) have been prepared in accordance with the books and records of the Company and the Subsidiaries, and (iii) present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods and were prepared in accordance with GAAP applied on a basis consistent with past practices of the Company, except as noted thereon and subject to, in the case of the Unaudited Statements, the absence of footnotes and normal and recurring year-end adjustments which were not material in amount. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since January 1, 2000 and prior to the date hereof are reflected in the Pre-Signing Financial Statements.

         (c) Except as set forth in Section 3.08(c) of the Company Disclosure Schedule, US Xchange, L.L.C., a Michigan limited liability company (the "Reporting Subsidiary") has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements, information statements and other filings (the "Subsidiary SEC Reports") required to be filed by it with the SEC since March 1, 1998. As of their respective dates, the Subsidiary SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Subsidiary SEC Reports. As of their respective dates and as of the date any information from such Subsidiary SEC Reports has been incorporated by reference, the Subsidiary SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.09.  Absence of Undisclosed Liabilities.

         Except as set forth in Section 3.09 of the Company Disclosure Schedule, there are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Company or any Subsidiary, including but not limited to liabilities for Taxes (as defined in Article X), of a nature required by GAAP to be reflected, or reserved against, in the Financial Statements and that are not so reflected, or reserved against, in the Financial Statements, except for those that may have been incurred after January 1, 2000 in the Ordinary Course of Business and that are not material in amount either individually or collectively.

         SECTION 3.10.  Absence of Certain Changes or Events.

         Other than as set forth in Section 3.10 to the Company Disclosure Schedule, from December 31, 1999 there has not been a Company Material Adverse Effect. Except as disclosed pursuant to other provisions of this Merger Agreement or described in the Company Disclosure Schedule, since January 1, 2000, the Company and the Subsidiaries have conducted their respective businesses substantially in the manner theretofore conducted and only in the Ordinary Course of Business, and neither the Company nor any Subsidiary has (a) incurred any material damage, destruction or loss not covered by insurance with respect to any Assets of the Company or of any such Subsidiary; (b) issued any capital stock or other equity securities or granted any options, warrants or other rights calling for the issuance thereof; (c) issued any bonds or other long-term debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (d) discharged or satisfied any Encumbrance (other than a Permitted Encumbrance) or paid any material obligation or liability (whether absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Unaudited Balance Sheets and current liabilities incurred since December 31, 1999 in the Ordinary Course of Business; (e) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any Encumbrance (other than a Permitted Encumbrance) any of its Assets; (g) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (h) written down the value of any Assets or written off as uncollectable any debt, notes or accounts receivable, except to the extent previously reserved against in the Financial Statements and not material in amount, and except for write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material; (i) entered into any transactions material to the Company or its Subsidiaries other than in the Ordinary Course of Business; (j) increased the rate of compensation payable, or to become payable, by it to any of its officers, employees, agents or independent contractors over the rate being paid to them on January 1, 2000, except for any increase in the rate of compensation payable, or to become payable in connection with normal employee salary and performance reviews or otherwise in the Ordinary Course of Business; (k) made or permitted any amendment or termination of any material Agreement to which it is a party other than in the Ordinary Course of Business; (l) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (m) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee, except for any accrual or arrangement for or payment of bonuses or special compensation in connection with normal employee salary and performance reviews or otherwise in the Ordinary Course of Business; (n) directly or indirectly paid any severance or termination pay in excess of two months' salary to any officer or employee with an annual salary in excess of

$70,000; (o) made capital expenditures, or entered into commitments therefor, not provided for in the Company Budget (a copy of which has been furnished by the Company to Acquiror), except for capital expenditures permitted by Section 5.01; (p) made any change in any method of accounting or accounting practice except as required by GAAP and except as specified in the Financial Statements;
(q) made any charitable contributions or pledges exceeding $10,000 individually or $100,000 in the aggregate; or (r) made any Agreement to do any of the foregoing.

         SECTION 3.11.  Litigation; Disputes.

         (a) Except as disclosed in Section 3.11(a) of the Company Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending or, to the knowledge of the Company or any Subsidiary, threatened against, affecting or involving the Company or any Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign which, if resolved adversely to the Company or any Subsidiary party thereto would have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is (i) operating under or subject to any order (except for orders that Persons similarly situated, engaged in similar businesses and owning similar Assets are operating under or subject to), award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity, or (ii) in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or Governmental Entity.

         (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is currently involved in, or to the knowledge of the Company or any Subsidiary, reasonably anticipates any dispute with, any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors (or any current or former employees of any of the foregoing Persons) affecting the business or Assets of the Company or any Subsidiary, except for any such disputes that, if resolved adversely to the Company or any Subsidiary, would not have a Company Material Adverse Effect.

         SECTION 3.12.  Debt Instruments.

         Section 3.12 of the Company Disclosure Schedule lists all mortgages, indentures, notes, letters of credit, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any Assets of the Company or any Subsidiary are subject that evidences an indebtedness for borrowed money in excess of $100,000. Except as set forth in
Section 3.12 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is in default under any of such mortgages, indentures, notes, guarantees and other Agreements, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default, except for any such default that would not have a Company Material Adverse Effect.

         SECTION 3.13.  Real Property Leases.

         Section 3.13 of the Company Disclosure Schedule lists all real property leases with a term in excess of one (1) year or requiring payments in excess of $100,000 in the aggregate over its term under which the Company or any Subsidiary is the lessee or lessor. The Company and the Subsidiaries are the owners and holders of all the leasehold estates purported to be granted to them by the leases listed in Section 3.13 of the Company Disclosure Schedule. Each such lease is in full force and effect and constitutes a legal, valid and binding obligation of, and to the Company's knowledge, is legally enforceable in all material respects against, the respective parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances other than Permitted Encumbrances. The Company and the Subsidiaries have in all respects performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material default.

         SECTION 3.14.  Other Agreements; No Default.

         (a) Except non-material Agreements allowing the installation, maintenance or operation of the Company's or its Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property, Sections 3.04, 3.06, 3.07, 3.12, 3.13, 3.14(a) and 3.16 of the Company Disclosure
Schedule list each Agreement (other than Agreements solely between the Company and its wholly owned Subsidiaries) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any of their respective Assets, is bound, and which is:

                  (i) an Agreement with a term in excess of one (1) year or requiring payments in excess of $100,000 in any twelve (12) month period or $100,000 in the aggregate over its term for the employment of any director, officer, employee, consultant or independent contractor, or providing for severance payments to any such director, officer, employee, consultant or independent contractor;

                  (ii) a license Agreement or distributor, dealer, sales representative, sales agency, advertising, property management or brokerage Agreement involving an annual payment in excess of $100,000;

                  (iii) an Agreement with any labor organization or other collective bargaining unit;

                  (iv) an Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $100,000 over its remaining term (including, without limitation, periods covered by any option to renew by any party);

                  (v) an Agreement for the purchase, sale or lease of any Asset with a purchase or sale price or aggregate rental payment in excess of $100,000 and any Agreement for the lease of real property at which any equipment with a value in excess of $50,000 is located;

                  (vi) a profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

                  (vii) an Agreement for the sale of any of its Assets or services or the grant of any preferential rights to purchase any of its Assets, services or rights, other than in the Ordinary Course of Business;

                  (viii) an Agreement that contains any provisions requiring the Company or any Subsidiary to indemnify any other party;

                  (ix) a joint venture Agreement or other Agreement involving the sharing of revenues or profits;

                  (x)      an Agreement with an Affiliate (as defined in Article
         X) of the Company or any Subsidiary;

                  (xi) an Agreement (including, without limitation, an Agreement not to compete and an exclusivity Agreement) that restricts the ability of the Company or any Subsidiary, or any of their respective Affiliates, prior to the Effective Time, or Acquiror or any of its Affiliates after the Effective Time to conduct the business of the Company or the Surviving Corporation, as the case may be, or any Subsidiary thereof in any geographic area;

                  (xii) an Agreement with any Governmental Entity the loss or cancellation of which would reasonably be expected to have a Company Material Adverse Effect;

                  (xiii) an Agreement with any of the twenty (20) largest customers of the Company and the Subsidiaries, taken as a whole (based on amounts billed), for each of (A) the year ended December 31, 1999 and (B) the period from January 1, 2000 through the date of this Merger Agreement;

                  (xiv) an Agreement to provide any customer with free service or service at rates departing from the standard rate schedules of the System (as defined in Article X) having an aggregate value or discount in excess of $50,000;

                  (xv) an Agreement with any incumbent local exchange carrier involving an aggregate payment in excess of $100,000;

                  (xvi) an interconnection Agreement with any incumbent local exchange carrier providing for the transmission of telecommunications or internet traffic of any type (including, but not limited to, local, long distance, and data);

                  (xvii) an Agreement providing for the setting of rates, settlement or payment of charges for the exchange or transmission of telecommunications or internet traffic of any type (including, but not limited to, local, long distance and data);

                  (xviii) an Agreement required by any Governmental Entity as a condition to or settlement of any certification, licensing matter, or complaint against or on behalf of the Company or any Subsidiary;

                  (xix) an Agreement for the provision of operator services or operator assistance associated with calls or the provision of billing, collection, mailing, and/or fulfillment services of any kind or description; or

                  (xx) any other Agreement (A) that is material to the Company and the Subsidiaries, taken as a whole, or the conduct of their businesses or operations, or (B) the absence of which would have a Company Material Adverse Effect,

(the foregoing Agreements referred to herein as the "Company Contracts"). The Company has furnished Acquiror with access to true and complete copies of each Company Contract (including any amendments thereto).

         (b) Each Company Contract is in full force and effect and constitutes a legal, valid and binding obligation of, and, to the Company's knowledge, is legally enforceable in all material respects against the respective parties thereto. Except as would not have a Company Material Adverse Effect (i) all necessary approvals of any Governmental Entity with respect thereto have been obtained, (ii) all material filings or registrations therefor have been made, (iii) there are no outstanding material disputes thereunder and, to the knowledge of the Company or any Subsidiary, no threatened cancellation or termination thereof and (iv) the Company and the Subsidiaries have performed all material obligations thereunder required to be performed by any of them to date. To the knowledge of the Company and the Subsidiaries, no party is in default in any material respect under any of the Company Contracts, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a material default. No Agreement has been canceled or otherwise terminated within the twelve (12) months prior to the date of this Merger Agreement that would have been a "Company Contract" had such Agreement not been canceled or terminated and the cancellation or termination of which has had or is reasonably likely to have a Company Material Adverse Effect. Except as specifically described in Section 3.14(a) of the Company Disclosure Schedule, there has been no material written modification or amendment to any Company Contract.

         SECTION 3.15.  Labor Relations.

         There are no collective bargaining or other labor union Agreements to which the Company or any Subsidiary is a party. There are no strikes, work stoppages, union organization efforts or other controversies (other than grievance proceedings) pending, to the Company's knowledge, threatened or reasonably anticipated between the Company or any Subsidiary and (a) any current or former employees of the Company or of any Subsidiary (other than disputes with sales employees not in excess of $3,000 in the aggregate per such employee) or (b) any union or other collective bargaining unit representing such employees. The Company and the Subsidiaries have complied and are in compliance with all Laws relating to employment or the workplace, including, without limitation, Laws relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where the failure so to comply would have a Company Material Adverse Effect. Except as set forth in Section 3.15 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been notified by any Governmental Agency or counsel to any claimant of any unresolved material violation or alleged material violation of any Law relating to equal employment opportunity, civil or human rights, or employment discrimination generally. Except as set forth in Section 3.15 to the Company Disclosure Schedule, there are no employment Agreements between the Company or any Subsidiary and any of their respective employees, or professional service Agreements not terminable at will relating to the businesses and Assets of the Company or of any Subsidiary. Except as set forth in Section 3.15 to the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not cause Acquiror, the Surviving Corporation, the Company or any Subsidiary to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person or Persons under any Agreement involving in excess of $100,000 in the aggregate.

         SECTION 3.16.  Pension and Benefit Plans.

         (a) Except as set forth in Section 3.16(a) to the Company Disclosure Schedule, neither the Company nor any Subsidiary (i) maintains or during the past six (6) years has maintained any Plan (as defined in Article X) or Other Arrangement (as defined in Article X), (ii) is or during the past six
(6) years has been a party to or has been obligated to make contributions to any Plan or Other Arrangement, or (iii) has obligations under any Plan or Other Arrangement.

         (b) The Company has furnished to Acquiror true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust Agreements or annuity Agreements (and any other funding Document) for each Plan; (iii) for the three (3) most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any Governmental Entity; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan (as defined in Article X); (v) all DOL (as defined in Article X) opinions on any Plan; (vi) all correspondence with the PBGC (as defined in Article X) on any Plan exchanged during the past three (3) years; (vii) all IRS (as defined in Article X) rulings, opinions or technical advice relating to any Plan and the current IRS determination letter issued with respect to each Qualified Plan (as defined in Article X); and (viii) all current Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Acquiror true and complete copies of each policy, Agreement or other Document setting forth or explaining the current terms of the Other Arrangement, all related trust Agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all significant employee communications, all correspondence with or other submissions to any Governmental Entity, and all current Agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

         (c)      No Plan is a Multiemployer Plan (as defined in Article X).

         (d)      No Plan is an ESOP (as defined in Article X).

         (e) No Plan is a Minimum-Funding Plan (as defined in Article X). Neither the Company nor the Subsidiaries have any liability under Title IV of ERISA or Section 302 of ERISA and no fact or event exists that could give rise to any such liability.

         (f) Section 3.16(f) of the Company Disclosure Schedule sets forth the contributions that (i) the Company or any Subsidiary has promised or is otherwise obligated to make under the Company's 401(k) Savings and Retirement Plan and (ii) are unpaid as of the date of this Merger Agreement. Except for the Company's 401(k) Savings and Retirement Plan, no Plan is a Statutory-Waiver Plan (as defined in Article X).

         (g) The Company and the Subsidiaries have made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement or to the extent required under GAAP have accrued such payments and contributions on the Company's Financial Statements as of December 31, 1999. Neither the Company nor any of its Subsidiaries has taken any action (other than actions required by Law) relating to any Plan or Other Arrangement that will materially increase Acquiror's, the Surviving Corporation's, the Company's or any Subsidiary's obligation under any Plan or Other Arrangement above the level of expense incurred for the year ended December 31, 1999.

         (h) Section 3.16(h) of the Company Disclosure Schedule sets forth a list of all Qualified Plans (as defined in Article X). All Qualified Plans and any related trust Agreements or annuity Agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws, except where the failure so to comply would not have a Company Material Adverse Effect. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company and the Subsidiaries have received determination letters issued by the IRS with respect to each Qualified Plan, and the Company has furnished to Acquiror true and complete copies of all such determination letters and all correspondence relating to the applications therefor. To the knowledge of the Company and the Subsidiaries, nothing has occurred that would adversely affect the tax-qualified status of any Qualified Plan.

         (i) To their knowledge, the Company and the Subsidiaries have complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, including filing and reporting obligations thereunder, Other Arrangements and other employee or employment related benefits, and all premiums relating to all Plans or Other Arrangements have been paid in a timely fashion. There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Plans and Other Arrangements), suits or proceedings pending or, to the knowledge of the Company, threatened or anticipated, against or involving any Plan or Other Arrangement or asserting any rights or claims to benefits under any Plan or Other

 Arrangement that would reasonably be expected to give rise to any Company Material Adverse Effect.

         (j) Neither the Company nor any Subsidiary nor any of the Plans has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or 4975(d) of the Code. The Company has furnished to Acquiror true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

         (k) Except as set forth in Section 3.16(k) of the Company Disclosure Schedule, no Plan or Other Arrangement, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code. Except as set forth in Section 3.16(k) of the Company Disclosure Schedule, neither the execution and delivery of this Merger Agreement nor the consummation of the transactions contemplated by this Merger Agreement will (A) result in any payment (including, without limitation, severance, unemployment compensation, retention bonus or golden parachute payment) becoming due to any director, employee or independent contractor of the Company or any Subsidiary,
(B) increase any benefits otherwise payable under any Plan or Other Arrangement
(C) result in the acceleration of the time of payment or vesting of any benefit.

         (l) No Plan is a "qualified foreign plan" (as such term is defined in Section 404A(e) of the Code), and no Plan is subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions.

         (m) No Plan is a funded Welfare Plan (as defined in Article X) that provides benefits to current or former employees of the Company or any Subsidiary, or to their beneficiaries.

         (n) No Plan provides or promises post-retirement medical, life insurance or other benefits now or in the future to current, former or retired employees of the Company or any Subsidiary except as required by applicable federal and state continuation law.

         (o)      All Welfare Plans and the related trusts that are subject to
Section 4980B of the Code and Sections 601 through 607 of ERISA comply in all material respects with and have been administered in material compliance with the health care continuation-coverage requirements under Section 4980B of the Code, Sections 601 through 607 of ERISA, and all proposed or final regulations explaining those requirements.

         (p) The Company and the Subsidiaries have (i) filed or caused to be filed all returns and reports on the Plans that they are required to file, and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are due and payable by or for the Company or any Subsidiary with respect to any Plan have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or any Subsidiary or from any other Person that are or could become an Encumbrance on any Asset of the Company or any Subsidiary or could otherwise have a Company Material Adverse Effect. The Company and the Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to each Plan, and all of those amounts have been paid to the appropriate Governmental Entity or set aside in appropriate accounts for future payment when due.

         (q) As of the Effective Time, no individuals other than the Company's or the Subsidiaries' eligible current and former employees, and their eligible spouses, former spouses, dependents or beneficiaries, shall participate in any Plan.

         SECTION 3.17.  Taxes and Tax Matters.

         (a) The Company and the Subsidiaries have (or, in the case of Company Tax Returns (as defined in Article X) required to be filed after the date hereof and before the Closing Date, will have prior to the Closing Date) duly filed all Company Tax Returns required to be filed by the Company and the Subsidiaries at or before the Closing Date with respect to all applicable material Taxes. No material penalties or other material charges are or will become due with respect to any such Company Tax Returns as the result of the late filing thereof. All such Company Tax Returns are (or, in the case of returns required to be filed after the date hereof and before the Closing Date, will be) true and complete in all material respects. The Company and the
Subsidiaries: (i) have paid all Taxes due with respect to the periods covered by any such Company Tax Returns; or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements adequate reserves (in conformity with GAAP consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes in the Financial Statements are sufficient for the payment of all unpaid Taxes with respect to periods ending on or prior to the Closing Date, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the applicable period, and for which the Company or any Subsidiary may be liable in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee of the Assets of, or successor to, any Person.

         (b) Neither the Company nor any Subsidiary, either in its own right (including, without limitation, by reason of being a member of the same affiliated group) or as a transferee, has or at the Closing Date will have any liability for Taxes payable for or with respect to any periods ending on or prior to the Closing Date in excess of the amounts actually paid on or prior to the Closing Date or reserved for in the Financial Statements, except for any Taxes incurred in the Ordinary Course of Business subsequent to the date of the latest Financial Statement.

         (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or any Subsidiary, threatened in writing in respect of any Taxes for which the Company or any Subsidiary is or may become liable, nor has any deficiency or claim for any such Taxes been proposed or asserted in writing or, to the knowledge of the Company or any Subsidiary, threatened in writing. Neither the Company nor any Subsidiary has consented in writing to any waivers or extensions of any statute of limitations in respect of Taxes of the Company or any Subsidiary which waiver or extension is currently in effect. No power of attorney granted by the Company or any Subsidiary with respect to any Tax matters is currently in force.

         (d) The Company has made available to Acquiror true and complete copies of all Company Tax Returns and all material written communications with any Governmental Entity relating to any such Company Tax Returns or to any deficiency or claim proposed or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to Tax years (i) which are subject to an audit, investigation, examination or other proceeding currently pending, or (ii) with respect to which the statute of limitations for the assessment of Tax has not expired.

         (e) Neither the Company nor any Subsidiary (i) is or has ever been a member of an affiliated group of corporations filing consolidated federal income Tax Returns and has no liability for the Taxes of any Person under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; (ii) has executed or filed with the IRS any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is subject to Section 999 of the Code; (iv) is a passive foreign investment company as defined in Section 1296(a) of the Code; or (v) is a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes (other than an Agreement the only parties to which are the Company and the Subsidiaries).

         (f) The Company has complied in all material respects with all rules and regulations relating to the withholding of Taxes.

         (g) The Company has had in effect a valid "S" election for federal and state income tax purposes for a period commencing on the date of its incorporation and at all times during this period through the Closing has been taxable as an S corporation for federal income tax purposes and the Company has also been fully recognized and taxable as an "S" Corporation (or similar entity entitled to special tax treatment) by each state, locality or other jurisdiction in which it conducts any business. No written claim has ever been made by a Governmental Entity in which the Company does not file Company Tax Returns that the Company may be subject to taxation by that jurisdiction.

         (h) The Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) or Section 368(a)(2)(D) of the Code and, in reliance on the foregoing, the Acquiror and Acquiror Sub have agreed to report the transaction as such on their Tax Returns.

         SECTION 3.18.  Customers.

         To the knowledge of the Company and the Subsidiaries, the relationships of the Company and the Subsidiaries with their customers are generally good commercial working relationships. Except as set forth in Section 3.18 of the Company Disclosure Schedule, during the twelve (12) months prior to the date of this Merger Agreement, no customer of the Company or any Subsidiary which accounted for in excess of $30,000 of the revenues of the Company and the Subsidiaries during such twelve (12) months, or $10,000 of such revenues during any one month within such period, has canceled or otherwise terminated its relationship with the Company or any Subsidiary.

         SECTION 3.19.  Certain Business Practices.

         Neither the Company, the Subsidiaries nor any of their officers, directors or, to the knowledge of the Company or any Subsidiary, any of their employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company or of any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any Person, or (b) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company and the Subsidiaries is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         SECTION 3.20.  Insurance.

         Section 3.20 of the Company Disclosure Schedule lists all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company or any Subsidiary. All such policies: (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are valid and outstanding policies enforceable against the insurer; (d) insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar Assets; and (e) provide that they have the policy expiration dates as set forth in Section 3.20 of the Company Disclosure Schedule.

         SECTION 3.21.  Potential Conflicts of Interest.

         Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither any present or, to the knowledge of the Company or any Subsidiary, former director, officer, employee with an annual salary in excess of $60,000, or stockholder of the Company or any Subsidiary who beneficially owns more than 5% of the capital stock of the Company or any Subsidiary, nor any Affiliate of such director, officer, employee or stockholder:

         (a) owns, directly or indirectly, any interest in (except for holdings in securities that are listed on a national securities exchange, quoted on a national automated quotation system or regularly traded in the over-the-counter market, where such holdings are not in excess of two percent (2%) of the outstanding class of such securities and are held solely for investment purposes), or is a stockholder, partner, other holder of equity interests, director, officer, employee, consultant or agent of, any Person that is a lessor, lessee or customer of, or supplier of goods or services to, the Company or any Subsidiary, except where the value to such individual of any such arrangement with the Company or any Subsidiary has been less than $60,000 in the last twelve (12) months;

         (b) owns, directly or indirectly, in whole or in part, any Assets with a fair market value of $60,000 or more which the Company or any Subsidiary currently uses in its business;

         (c) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims arising in the Ordinary Course of Business from any such Person's service to the Company or any Subsidiary as a director, officer or employee;

         (d) has sold or leased to, or purchased or leased from, the Company or any Subsidiary any Assets for consideration in excess of $60,000 in the aggregate since the inception of the Company;

         (e) is a party to any Agreement pursuant to which the Company or any Subsidiary provides office space to any such Person, or provides services of any nature to any such Person, other than in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary; or

         (f) has, since the inception of the Company, engaged in any other material transaction with the Company or any Subsidiary involving in excess of $60,000, other than (i) in the Ordinary Course of Business in connection with the employment of such Person by the Company or any Subsidiary, (ii) dividends, distributions and stock issuances to all common and preferred stockholders (as applicable) on a pro rata basis and (iii) as set forth in Section 3.04 of the Company Disclosure Schedule.

         SECTION 3.22.  Receivables.

         The accounts receivable of the Company and the Subsidiaries shown on the Audited Balance Sheet, the Unaudited Balance Sheets and the Additional Unaudited Balance Sheets, or thereafter acquired by any of them, have been collected or are collectible in amounts not less than the amounts thereof carried on the books of the Company and the Subsidiaries, without right of recourse, defense, deduction, counterclaim, offset or setoff on the part of the obligor, and can reasonably be expected to be collected within ninety (90) days of the date incurred, except to the extent of the allowance for doubtful accounts shown on such Audited Balance Sheet, Unaudited Balance Sheets and the Additional Unaudited Balance Sheets.

         SECTION 3.23.  Real Property.

         (a) Section 3.23(a) of the Company Disclosure Schedule lists all the Real Property (as defined in Article X), specifying the owner of each parcel thereof, and all such Real Property is suitable and adequate for the uses for which it is currently being used.

         (b) Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, the Company and the Subsidiaries are the sole owners of good, valid, and fee simple title to the Real Property respectively owned by them, including, without limitation, all buildings, structures, fixtures and improvements thereon and all equipment, machinery and personal property therein, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

         (c) All material buildings, structures, fixtures and other improvements on the Real Property are in reasonable repair, free of known defects and are fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Real Property conform to all Laws, except for any such non-conformance that would not have a Company Material Adverse Effect. The buildings, structures, fixtures and improvements on each parcel of the Real Property lie entirely within the boundaries of such parcel of the Real Property, and no structures of any kind encroach on the Real Property, except as may be disclosed on an accurate ALTA Land Title Survey, and except where the failure of any such buildings, structures, fixtures and improvements on each parcel of Real Property to lie entirely within the boundaries of such parcel of the Real Property or the encroachment of any such structure on the Real Property would not have a Company Material Adverse Effect.

         (d) To the knowledge of the Company and the Subsidiaries and except as would not have a Company Material Adverse Effect, none of the Real Property is subject to any Agreement or other restriction of any nature whatsoever (recorded or unrecorded), other than Permitted Encumbrances, preventing or limiting the Company's or any Subsidiary's right to convey or to use it.

         (e) No portion of the Real Property or any material building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and neither the Company nor any Subsidiary has any knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

         (f) The Real Property has reasonable access to adequate electric, gas, water, sewer and telephone lines, all of which are adequate for the uses to which the Real Property is currently devoted.

         SECTION 3.24.  Books and Records.

         The books of account, stock records, minute books and other corporate and financial records of the Company and each Subsidiary are complete and correct in all material respects and have been maintained in accordance with reasonable business practices for companies similar to the Company, and the matters contained therein are appropriately and accurately reflected in all material respects in the Financial Statements in accordance with GAAP.

         SECTION 3.25.  Assets.

         Except as set forth in Section 3.25 of the Company Disclosure Schedule, the Company and the Subsidiaries have good, valid and marketable title to all material Assets respectively owned by them, including, without limitation, all material Assets reflected in the Audited Balance Sheet and in the Unaudited Balance Sheets and all material Assets purchased by the Company or by any Subsidiary since December 31, 1999 (except for Assets reflected in such Audited Balance Sheet and Unaudited Balance Sheets or acquired since December 31, 1999 which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances other than Permitted Encumbrances. All personal property of the Company and the Subsidiaries is in good operating condition and repair, normal wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used. All Inventory (as defined in Article X) of the Company and the Subsidiaries (i) consists of items which are good and merchantable and of a quality and quantity presently usable and salable in the Ordinary Course of Business and (ii) have been reflected in the Financial Statements at the lower of cost or market, in accordance with GAAP, and include no obsolete or discontinued items, except to the extent reserved against in the Financial Statements.

         SECTION 3.26.  No Infringement or Contest.

         (a) Section 3.26(a) of the Company Disclosure Schedule lists each item of Intellectual Property (as defined in Article X) (i) owned by the Company or a Subsidiary, (ii) owned by any third party and used by the Company or any Subsidiary pursuant to license, sublicense or other Agreement, or (iii) otherwise used by the Company or any Subsidiary and not otherwise generally used by Persons similarly situated (including, in each case, specification of whether each such item is owned, licensed or used by the Company or any Subsidiary) in the case of each of the foregoing clauses (i), (ii) or (iii), the absence of which would have a Company Material Adverse Effect.

         (b)      With respect to each item of Intellectual Property listed in
Section 3.26(a) of the Company Disclosure Schedule that is owned by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of any material restrictions, Encumbrances (other than Permitted Encumbrances) and royalties on such use, and the Company and the Subsidiaries have the right to bring action for infringement of such Intellectual Property. With respect to the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is used by the Company or a Subsidiary pursuant to license, sublicense or other Agreement, such Intellectual Property has been licensed on an arm's-length basis and can be used by the Company and the Subsidiaries in their respective businesses as currently conducted by them in accordance with the terms and conditions of such licenses, sublicenses or other Agreements. With respect to each item of Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule that is otherwise used by the Company or any Subsidiary, such Intellectual Property can be used by the Company and the Subsidiaries in their respective businesses as presently conducted by them, free and clear of any material restrictions, Encumbrances (other than Permitted Encumbrances) and royalties on such use. Each item of Intellectual Property owned or used by the Company or any Subsidiary immediately prior to the Closing will be owned or available for use by the Company or such Subsidiary on identical terms and conditions identified in all material respects immediately after the Closing.

         (c) As used in the businesses of the Company and the Subsidiaries as conducted in the past and as currently conducted, to the knowledge of the Company, none of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule has at any time infringed or misappropriated or otherwise violated, or is likely to infringe, misappropriate or violate, any Intellectual Property of any other Person, nor is the Company or any Subsidiary otherwise in the conduct of their respective businesses infringing upon, or alleged to be infringing upon, any Intellectual Property of any other Person. There are no pending or, to the knowledge of the Company or any Subsidiary, threatened claims against the Company or any Subsidiary alleging that the conduct of the Company's or any Subsidiary's business infringes or conflicts with any

Intellectual Property rights of others. To the knowledge of the Company or any Subsidiary, there is no Intellectual Property of another Person which infringes, misappropriates or violates any of the Intellectual Property listed in Section 3.26(a) of the Company Disclosure Schedule.

         (d) The Company and the Subsidiaries own or have the right to use pursuant to a valid license, sublicense or other Agreement all Intellectual Property that is material in the operation of the businesses of the Company and the Subsidiaries as currently conducted and as currently proposed to be conducted and except as would not have a Company Material Adverse Effect.

         SECTION 3.27.  Board Approval.

         The Board of Directors of the Company has adopted, in compliance with Delaware Law, a resolution approving and adopting this Merger Agreement and the transactions contemplated hereby and recommending approval and adoption of this Merger Agreement and the transactions contemplated hereby by the Company Stockholder.

         SECTION 3.28.  Stockholder Approval.

         The Company Stockholder has authorized and approved the transactions contemplated by this Merger Agreement.

         SECTION 3.29.  Banks; Attorneys-in-fact.

         Section 3.29 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company or any Subsidiary has accounts (including a description of the names of all Persons authorized to draw thereon or to have access thereto). Such list also shows the name of each Person holding a power of attorney from the Company or any Subsidiary and a brief description thereof.

         SECTION 3.30.  Brokers.

         No agent, broker, finder, investment banker, financial advisor or any other firm is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company or any Subsidiary or any of their respective Affiliates, except Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by the Company Stockholder in accordance with the agreement with such firm.

         SECTION 3.31.  Environmental Matters.

         (a) The Company and each of the Subsidiaries are in compliance with, and the Real Property and any real property that is leased by the Company or any Subsidiary and all improvements thereon are in compliance with, all Environmental Laws (as defined in Article X), except where the failure so to comply would not have a Company Material Adverse Effect.

         (b) Except as would not have a Company Material Adverse Effect, neither the Company nor any Subsidiary has any asserted or actual liability under any Environmental Law, nor is the Company or any Subsidiary responsible for any asserted or actual liability of any other Person under any Environmental Law. Except as would not have a Company Material Adverse Effect, there are no pending or, to the knowledge of the Company or any Subsidiary, threatened actions, suits, claims, legal proceedings or other proceedings in each case in writing, against the Company or any Subsidiary based on, and neither the Company nor any Subsidiary, has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person since March 1, 1998 (or prior thereto with respect to any such complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request which has not been finally resolved) or knows any fact(s) which might reasonably be expected to form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence at any part of the Real Property or any real property that is leased by the Company or any Subsidiary of Hazardous Materials (as defined in Article X) (ii) the current or past release or threatened release into the environment from the Real Property or any real property that is leased by the Company or any Subsidiary (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or any real property that is leased by the Company or any Subsidiary or the businesses or Assets of the Company or any Subsidiary; (iv) any facility operations, procedures or designs of the Company or any Subsidiary which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or any real property that is leased by the Company or any Subsidiary or otherwise arising from the Company's or any Subsidiary's activities (or the activities of the Company's or any Subsidiary's predecessors in title) involving Hazardous Materials.

         (c) The Company and the Subsidiaries have been duly issued, and currently have and will maintain through the Effective Time, all Licenses required under any Environmental Law for the business of the Company and the Subsidiaries as currently conducted. A true and complete list of all such Licenses the absence of which would have a Company Material Adverse Effect is set out in Section 3.31(c) of the Company Disclosure Schedule. All Licenses listed in Section 3.31(c) of the Company Disclosure Schedule are valid and in full force and effect, except as would not have a Company Material Adverse Effect. Except in accordance with such Licenses, as described in Section 3.31(c) of the Company Disclosure Schedule or as otherwise permitted by Law or as would not have a Company Material Adverse Effect, there has been no Hazardous Discharge (as defined in Article X) caused by the Company or any Subsidiary and regulated by such Licenses. Except as disclosed in Section 3.31(c) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, no such Licenses are non-transferable or which require consent, notification or other action to remain in full force and effect following consummation of the Merger and the other transactions contemplated hereby.

         (d) Except as set forth in Section 3.31(d) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, neither the Real Property nor any real property that is leased by the Company or any Subsidiary contains any underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials, and no portion of the Real Property or any real property that is leased by the Company or any Subsidiary is or has been used as a dump or landfill for Hazardous Materials.

         SECTION 3.32.  Disclosure.

         (a) None of the information supplied by the Company in writing prior to the Closing with respect to any periods prior to the Closing Date which is expressly for inclusion (and so included or relied on for information included) in any Acquiror Post-Signing SEC Documents, at the respective times that (w) any registration statement is filed with the SEC pursuant to Section
6.01 and the date of any amendments or supplements thereto, (x) any such registration statement becomes effective, (y) any proxy statement or information statement is mailed to stockholders of Acquiror and the date of any amendment or supplements thereto, and (z) any meeting of stockholders of Acquiror (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (b) No representation or warranty contained in this Merger Agreement or the Company Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other certificates, furnished or to be furnished to Acquiror by the Company pursuant to this Merger Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

         SECTION 3.33.  Directors, Officers and Affiliates.

         Section 3.33 of the Company Disclosure Schedule lists all current directors and officers of the Company and the Subsidiaries, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits paid by the Company or any Subsidiary for the current fiscal year and the most recently completed fiscal year.

         SECTION 3.34.  Copies of Documents.

         True and complete copies of all agreements, documents, certificates or other instruments listed in the Company Disclosure Schedule as of the date hereof have been made available to Acquiror prior to the execution of this Merger Agreement.

         SECTION 3.35.  Condition and Operation of the System.

         (a) Section 3.35(a) of the Company Disclosure Schedule contains a description of the size and capacity of the System (as defined in Article X) (including, as of December 31, 1999, the percentage of the System capacity that was activated and in operation and the percentage of the System capacity that was unactivated and in reserve). The system coverage map which constitutes an integral part of the Company Disclosure Schedule has previously been made available to Acquiror. Except as would not have a Company Material Adverse Effect, the System and all major component parts (including but not limited to transmission towers, microwave facilities, fiber optic cables and switches) are in compliance with all applicable build-out requirements, are in good operating condition and repair ordinary wear and tear excepted, and are suitable, adequate and fit for the uses for which they are intended and are being used, as the case may be. Except as would not have a Company Material Adverse Effect, since January 1, 1999, there have been no complaints with respect to the Company's or any Subsidiary's performance under Agreements with customers that have not been substantially corrected, and there have been no System outages. Except as would not have a Company Material Adverse Effect, the System and the Assets of the Company and the Subsidiaries meet the technical standards, if any, of the FCC and the technical specifications of the Company Licenses, and do not violate any applicable Laws, engineering standards or building, fire, zoning, health and safety or other Laws.

         (b)      Section 3.35(b) of the Company Disclosure Schedule sets forth:

                  (i) information with respect to System services offered and rates charged for initiation and provision of System services that is complete and accurate in all material respects;

                  (ii) the rate of customer churn for each of (A) the year ended December 31, 1999 and (B) the period from January 1, 2000 through March 31, 2000;

                  (iii) the amount of fraud loss for each of (A) the year ended December 31, 1999 to the extent such amount exceeded $100,000 and (B) the period from January 1, 2000 through March 31, 2000 to the extent such amount exceeded $100,000;

                  (iv) a list of all independent marketing or selling agents for each month during the period from January 1, 1999 through December 31, 1999, indicating the volume of sales generated by such agents;

                  (v) any material complaints received by the Company or any Subsidiary regarding "slamming" or "cramming" (as such term are understood in the telephone industry) by the Company, any Subsidiary or any of their respective employees, resellers, agents or representatives;

                  (vi) a list and description of all material easements for the installation, use and repair of fiber optic cable used by the System;

                  (vii) a list of all FCC Licenses held by the Company or any Subsidiary;

                  (viii) all material filings by the Company or any Subsidiar with the FCC since January 1, 1998; and

                  (ix) a list of any proceedings (other than proceedings of general applicability) before the FCC, a state utility commission, or other regulatory body that are reasonably likely to result in (A) adjustments in and/or refunds of material amounts in the past charged to or paid to third parties by the Company or any Subsidiary, or (B) adjustments in amounts otherwise in the future to be charged to or paid to third parties by the Company or any Subsidiary, in each case including but not limited to amounts related to universal service, access charges, reciprocal compensation, service rates charged to customers, franchise fees, or any other revenues or expenses subject to regulatory oversight.

         (c) To the knowledge of the Company and except as would not have a Company Material Adverse Effect, the easements required to be disclosed pursuant to Section 3.35(b)(vi) above (i) are valid, binding, enforceable and sufficient for the purposes for which they are used as of the date hereof and (ii) will be valid, binding, enforceable and sufficient for the such purposes immediately following the Effective Time without the consent or approval of any Person.

         SECTION 3.36.  Reorganization.

         To the knowledge of the Company, neither it nor any of the Subsidiaries has taken any action or failed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) or Section 368(a)(2)(D) of the Code.

         SECTION 3.37.  State Takeover Statutes; Certain Charter Provisions.

         The Board of Directors of the Company has, to the extent such statutes are applicable, taken all action (including appropriate approvals of the Board of Directors of the Company) necessary to exempt the Company, the Subsidiaries and affiliates, the Merger, this Merger Agreement and the transactions contemplated hereby and thereby from Section 203 of Delaware Law. To the knowledge of the Company, no other state takeover statutes or charter or bylaw provisions are applicable to the Merger or this Merger Agreement and the transactions contemplated hereby or thereby.

         SECTION 3.38.  Year 2000 Review.

         (a) The Company and the Subsidiaries have not been and will not, to the Company's knowledge, be materially adversely affected by (i) any failure of the Company's and the Subsidiaries' computer hardware, software, firmware or embedded chip technology to be Year 2000 Compliant (as defined in Article X); or
(ii) the cost and/or disruption to normal activities caused by work to be carried out to ensure such computer hardware, software or embedded chip technology is Year 2000 Compliant.

         (b) All of the information related to the Company Year 2000 Review disclosed in any of the Company's filings with any Governmental Entity was to the Company's knowledge accurate and complete in all material respects as of the date the filing was made with such Governmental Entity.

                                  ARTICLE IIIA

                        REPRESENTATIONS AND WARRANTIES OF

                               COMPANY STOCKHOLDER

         To induce Acquiror to enter into this Merger Agreement, the Company Stockholder represents and warrants to Acquiror as of the date hereof and as of the Effective Date that:

         (a) The Company Stockholder has the legal capacity and all other necessary power and authority necessary to execute and deliver this Merger Agreement, to execute and deliver all other agreements, documents, certificates or other instruments contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

         (b) This Merger Agreement has been duly executed and delivered by the Company Stockholder and, assuming the due authorization, execution and delivery by Acquiror, Acquiror Sub and the Company constitutes a legal, valid and binding obligation of the Company Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

         (c) The Company Stockholder beneficially owns all of the listed and outstanding shares of Company Common Stock free and clear of all Encumbrances other than Encumbrances arising under applicable securities Laws and other than Encumbrances that will be released at or prior to the Effective Time.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF

                            ACQUIROR AND ACQUIROR SUB

         Except as specifically set forth in (x) the Disclosure Schedule delivered by Acquiror and Acquiror Sub to the Company prior to the execution and delivery of this Merger Agreement (the "Acquiror Disclosure Schedule") (the contents of which Acquiror Disclosure Schedule may be updated, corrected or otherwise modified by Acquiror up to five (5) days prior to the Closing Date in accordance with Section 6.04 hereof) (with (i) a disclosure with respect to a Section of this Merger Agreement to require a specific reference in the Acquiror Disclosure Schedule to the Section of this Merger Agreement to which each such disclosure applies, (ii) no disclosure to be deemed to apply with respect to any Section to which it does not expressly refer and (iii) Acquiror and Acquiror Sub having the right to cross-reference the sections of the Acquiror Disclosure Schedule as appropriate with respect to disclosures that are reasonably related) and (y) the Acquiror SEC Reports (as defined in Section 4.07) filed prior to the date hereof, Acquiror and Acquiror Sub hereby jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosures with respect thereto so specified in the

                                      -31-
Acquiror Disclosure Schedule) to, and agrees with, the Company as follows, unless otherwise specifically set forth herein or in the Acquiror Disclosure Schedule.

         SECTION 4.01.  Organization and Qualification; Subsidiaries.

         Each of Acquiror, Acquiror Sub and Acquiror's Subsidiaries (as defined in Article X) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and has the requisite corporate power and authority to own, operate and lease its Assets, and to carry on its business as currently conducted. Each of Acquiror, Acquiror Sub and Acquiror's Significant Subsidiaries is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories in which the nature of the business conducted by it or the character of the Assets owned, leased or otherwise held by it makes such qualification necessary, except where the absence of such qualification as a foreign corporation would not have an Acquiror Material Adverse Effect (as defined in Article X).

         SECTION 4.02.  Certificate of Incorporation and Bylaws.

         Acquiror has furnished to the Company a true and complete copy of the Amended and Restated Certificate of Incorporation of Acquiror and the certificate of incorporation of Acquiror Sub, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of their respective jurisdictions of incorporation, and a true and complete copy of the Amended and Restated Bylaws of Acquiror and the bylaws of Acquiror Sub, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and constitute an integral part of, the Acquiror Disclosure Schedule.

         SECTION 4.03.  Authority; Binding Obligation.

         Each of Acquiror and Acquiror Sub has the full and unrestricted corporate power and authority to execute and deliver this Merger Agreement and to carry out the transactions contemplated hereby. The execution and delivery by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Merger Agreement and the other agreements, documents, certificates or other instruments contemplated hereby, or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Merger Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery by the Company and the Company Stockholder, constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub, enforceable in accordance with its terms, except as such enforceability may be subject to the effect of any applicable bankruptcy, insolvency fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general equitable principles (whether considered in a proceeding in equity or at law); provided, however, that the Merger will not become effective until Articles of Merger reflecting the Merger are filed with the office of the Secretary of State of Delaware.

         SECTION 4.04.  No Conflict; Required Filings and Consents.

         (a) The execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate any provision of, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of Acquiror, or the certificate or articles of incorporation or bylaws of Acquiror Sub or any of Acquiror's Significant Subsidiaries; or (ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, the applicable Governmental Entity pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, applicable state utility Laws and applicable municipal franchise Laws, and the filing and recordation of the Articles of Merger as required by Delaware Law, conflict with or violate any Law applicable to Acquiror, Acquiror Sub or any of Acquiror's Significant Subsidiaries, or any of their respective Assets; (iii) conflict with, result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under any Agreement to which Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries is a party or by which Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries, or any of their respective Assets, may be bound; or (iv) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any Encumbrance of any nature upon, or with respect to, Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries or any of the Assets of Acquiror, Acquiror Sub or any of Acquiror's Subsidiaries; except for any such conflict or violation described in clause (ii), any such conflict, breach or default described in clause (iii), or any such creation, imposition or acceleration described in clause (iv) that would not have an Acquiror Material Adverse Effect and that would not prevent Acquiror or Acquiror Sub from consummating the Merger on a timely basis.

         (b) Except as set forth in Section 4.04(b) of the Acquiror Disclosure Schedule, the execution, delivery and performance by Acquiror and Acquiror Sub of this Merger Agreement and all other agreements, documents, certificates or other instruments contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby and thereby, do not and will not: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not party to this Merger Agreement, except (A) pursuant to the applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, the Communications Act, applicable state utility Laws and applicable municipal franchise Laws and Laws of other Governmental Entities, (B) the filing and recordation of the Articles of Merger as required by Delaware Law, (C) as may be necessary as a result of factors or circumstances related solely to the Company and (D) where the failure to obtain any consent, approval, authorization or permit or to make any filing or notification otherwise required to be disclosed hereunder would not have an Acquiror Material Adverse Effect; or
(ii) result in or give rise to any penalty, forfeiture, Agreement termination, right of termination, amendment or cancellation, or restriction on business operations of Acquiror, the Surviving Corporation or any of Acquiror's Significant Subsidiaries that would have an Acquiror Material Adverse Effect.

         SECTION 4.05.  No Prior Activities of Acquiror Sub.

         Acquiror Sub was formed solely for the purpose of engaging in the transactions contemplated by this Merger Agreement and has not engaged in any other business activities and has not conducted and will not conduct its operations or activities other than those specifically contemplated by this Agreement or otherwise required for such purpose. Acquiror Sub has no subsidiaries.

         SECTION 4.06.  Brokers.

         No agent, broker, finder, investment banker, financial advisor or any other firm (other than Warburg Dillon Read LLC and First Union Securities, Inc., the fees of which shall be solely the responsibility of Acquiror) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Acquiror or any of its Affiliates.

         SECTION 4.07.  SEC Documents.

         Acquiror has filed all reports, schedules, forms, registration statements, definitive proxy statements, information statements and other filings required to be filed by it with the SEC since February 16, 2000 (including the Acquiror Post-Signing SEC Documents (as defined in Section 6.09), the "Acquiror SEC Documents"). As of their respective dates, the Acquiror SEC Documents complied or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Acquiror SEC Documents contained or, in the case of the Acquiror Post-Signing SEC Documents, will contain, any untrue statement of a material fact or omitted or, in the case of the Acquiror Post-Signing SEC Documents, will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Acquiror included in the Acquiror SEC Documents (the "Acquiror Financial Statements") comply or, in the case of the Acquiror Post-Signing SEC Documents, will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or, in the case of the Acquiror Post-Signing SEC Documents, will have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the lack of normal year-end adjustments, the absence of footnotes and as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods subject thereto (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of Acquiror and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes). Except as disclosed in the Acquiror SEC Documents, as required by GAAP or as required by any Governmental Entity, Acquiror has not, since December 31, 1999, made any change in accounting practices or policies applied in the preparation of financial statements.

         SECTION 4.08.  Acquiror Common Stock.

         The Acquiror Common Stock to be issued and delivered to the Company Stockholder pursuant to the Merger has been duly authorized and, when issued in the Merger in accordance with this Merger Agreement, will be validly issued, fully paid and nonassessable and will have been approved for listing subject to official notice of issuance by The Nasdaq Stock Market's National Market System.

         SECTION 4.09.  Capitalization.

         The authorized capital stock of Acquiror consists of (a) 150,000,000 shares of Acquiror Common Stock, of which, as of March 31, 2000: (i) 31,012,181 shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable; (ii) no shares were held in the treasury of Acquiror; (iii) 1,063,791 shares were reserved for issuance pursuant to outstanding options to purchase Acquiror Common Stock granted to employees and certain other Persons; and (iv) 132,148 shares were reserved for issuance pursuant to four Convertible Subordinated Promissory Notes each dated February 24, 2000 between Acquiror and each of the former shareholders of EdgeNet, Inc.; and (b) 5,000,000 shares of serial preferred stock, par value $.01 per share, of which: (i) no shares are issued and outstanding; and (ii) no shares are held in the treasury of Acquiror. Except for the options and convertible securities set forth in clauses (a)(iii) and (a)(iv) above and as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule, as of March 31, 2000, there were no outstanding securities convertible into or exchangeable for capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such capital stock or other securities of Acquiror or any of Acquiror's Significant Subsidiaries. Except as set forth in Section 4.09(b) of the Acquiror Disclosure Schedule and except for Agreements relating to the options and convertible securities specified in clauses (a)(iii) and (a)(iv) above, there are no outstanding Agreements to which Acquiror or any of its Significant Subsidiaries is a party affecting or relating to the voting, issuance, purchase, redemption, registration, repurchase or transfer of capital stock or any other securities of Acquiror, or any capital stock or other securities of any of Acquiror's Significant Subsidiaries, except as contemplated hereunder. Each of the outstanding shares of Acquiror Common Stock, and of capital stock of, or other equity interests in, Acquiror's Significant Subsidiaries was issued in compliance with all applicable federal and state Laws concerning the issuance of securities, and, except as set forth in Section 4.09(c) of the Acquiror Disclosure Schedule, such shares or other equity interests owned by Acquiror or any of its Significant Subsidiaries are owned free and clear of all Encumbrances. There are no obligations, contingent or otherwise, of Acquiror or any of its Significant Subsidiaries to provide funds to, make any investment (in the form of a loan, capital contribution or otherwise) in, or provide any guarantee with respect to, any of Acquiror's Significant Subsidiaries or any other Person. Except as set forth in Section 4.09(d) of the Acquiror Disclosure Schedule, there are no Agreements pursuant to which any Person (other than Acquiror or Acquiror's Significant Subsidiaries) is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of Acquiror or any of its Significant Subsidiaries. Acquiror is the legal and beneficial owner of all of Acquiror Sub's outstanding capital stock.

         SECTION 4.10.  Sufficient Funds.

         Acquiror has obtained, on behalf of Acquiror Sub, (i) an executed commitment letter dated April 27, 2000 from First Union Investors, Inc. and First Union Securities, Inc. for a $350 million senior credit facility (which amends an existing credit facility in the amount of $150 million and includes $200 million of incremental borrowing capacity) and (ii) an executed commitment letter dated April 27, 2000 from MSCP for a private offering of preferred stock, which contemplates Acquiror Sub receiving aggregate gross proceeds of not less than $139 million (such credit facility and private placement, collectively, the "Buyer Financing" and such commitment letters, collectively, the "Buyer Financing Letters"). True and complete copies of the Buyer Financing Letters have been furnished to the Company. Neither Acquiror, Acquiror Sub nor any of their Affiliates will terminate, amend or modify in any material respect the Buyer Financing Letters in a manner which will prevent the consummation of such financing, or materially delay the timing thereof, without prior written consent of the Company.

         SECTION 4.11.  Reorganization.

         To the knowledge of Acquiror, neither Acquiror, Acquiror Sub nor any of Acquiror's Significant Subsidiaries has taken any action or failed to take any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) or Section 368(a)(2)(D) of the Code.

         SECTION 4.12.  Compliance; Litigation.

         Neither Acquiror nor Acquiror Sub is aware of any fact or circumstance related to them that could reasonably be expected to cause the filing of any objection to any application for any Governmental consent required hereunder, lead to any delay in processing such application, or require any waiver of any Governmental rule, policy or other applicable Law. There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or the knowledge of the Acquiror, threatened against, affecting or involving the Acquiror or any Acquiror Subsidiary or their respective businesses or Assets, or the transactions contemplated by this Merger Agreement, at law or in equity, or before or by any court, arbitrator or Governmental Entity, domestic or foreign, which, if resolved against the Acquiror or any Acquiror Subsidiary party thereto, would have an Acquiror Material Adverse Effect.

         SECTION 4.13.  Absence of Undisclosed Liabilities.

         There are no material liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of the Acquiror or any Acquiror Subsidiary, including but not limited to liabilities for Taxes, of a nature required by GAAP to be reflected, or reserved against, in the Acquiror Financial Statements and that are not so reflected, or reserved against, in the Acquiror Financial Statements, except for those that may have been incurred after January 1, 2000 in the Ordinary Course of Business and that are not material in amount either individually or collectively.

         SECTION 4.14.  Intellectual Property.

         (a) To the knowledge of the Acquiror and except as would not have an Acquiror Material Adverse Effect, the conduct of the business of Acquiror and any Acquiror Subsidiary as currently conducted does not infringe or misappropriate the Intellectual Property of any third party.

         (b) Except as would have an Acquiror Material Adverse Effect, no claim has been asserted to Acquiror that the conduct of the business of Acquiror or any Acquiror Subsidiary as currently conducted infringes or may infringe or misappropriate the Intellectual Property of any third party.

         (c) With respect to each item of Intellectual Property owned by Acquiror and the Acquiror Subsidiaries and material to the businesses of Acquiror and the Acquiror Subsidiaries as currently conducted taken as a whole ("Acquiror Owned Intellectual Property"), Acquiror or an Acquiror Subsidiary is the owner of the entire right, title and interest in and to the Acquiror Owned Intellectual Property and is entitled to use the Acquiror Owned Intellectual Property in the continued operation of its respective business.

         (d) Except as would have an Acquiror Material Adverse Effect, with respect to each item of Intellectual Property licensed to Acquiror or an Acquiror Subsidiary ("Acquiror Licensed Intellectual Property"), Acquiror or an Acquiror Subsidiary has the right to use such Acquiror Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Acquiror Licensed Intellectual Property.

         (e) To the Knowledge of the Acquiror and except as would not have an Acquiror Material Adverse Effect, the Acquiror Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part.

         (f) To the Knowledge of Acquiror and except as would not have an Acquiror Material Adverse Effect, no Person is engaging in any activity that infringes the Acquiror Owned Intellectual Property.

         (g) Except as would not have an Acquiror Material Adverse Effect, each license of Acquiror Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, is in full force and effect, and no party thereto is in breach thereof or default thereunder.

         SECTION 4.15.  Disclosure.

         (a) None of the information supplied by Acquiror or Acquiror Sub which is expressly for inclusion (and so included or relied on for information included) in any Acquiror Post-Signing SEC Documents, at the respective times that (w) any registration statement is filed with the SEC and the date of any amendments or supplements thereto, (x) any such registration statement becomes effective, (y) any proxy statement or information statement is mailed to stockholders of Acquiror and the date of any amendment or supplement thereto, and (z) any meeting of stockholders of Acquiror (and any adjournment thereof) is held to consider, or written consents are effective with respect to approval of, the transactions contemplated by this Merger Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (b) No representation or warranty contained in this Merger Agreement or the Acquiror Disclosure Schedule (giving full effect to the concepts and qualifications of materiality and knowledge contained therein and not with the intention or effect of eliminating or limiting such concepts and qualifications in any way), and no other certificates, furnished or to be furnished to the Company by Acquiror or Acquiror Sub pursuant to this Merger Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that this representation shall not apply to the matters specifically covered by any other representation or warranty in this Merger Agreement, it being the intent of the parties that this sentence not be applied so as to broaden the scope of those representations and warranties.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 5.01.  Conduct of Business of the Company.

         The Company hereby covenants and agrees that, from the date of this Merger Agreement until the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule, the Company, unless otherwise expressly contemplated by this Merger Agreement or consented to in writing by Acquiror, will, and will cause the Subsidiaries to, carry on their respective businesses only in the Ordinary Course of Business or as contemplated by the US Xchange 10 Year Plan for General Electric Capital Corporation (the "Company Budget"), a copy of which was previously furnished to Acquiror, use their respective reasonable best efforts to preserve intact their business organizations and Assets, maintain their rights and franchises, retain the services of their officers and employees and maintain their relationships with customers, suppliers, licensors, licensees and others having business dealings with them, and use their respective reasonable best efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained. Without limiting the generality of the foregoing, except as otherwise consented to in writing by Acquiror or as otherwise expressly contemplated by this Merger Agreement or as contemplated by the Company Budget, from the date of this Merger Agreement until the Effective Time the Company shall not, and shall not permit any of the Subsidiaries to:

         (a)(i) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee, except for increases or bonuses in the Ordinary Course of Business to employees who are not directors or officers and except pursuant to existing arrangements previously disclosed to Acquiror; (ii) except as set forth in Section 5.01(a)(i) of the Company Disclosure Schedule, grant any severance or termination pay (other than pursuant to the normal severance practices or existing Agreements of the Company or any Subsidiary in effect on the date of this Merger Agreement as described in
Section 5.01(a)(ii) of the Company Disclosure Schedule) to, or enter into any severance Agreement with, any director, officer or employee, or enter into any employment Agreement with any director, officer or employee; (iii) establish, adopt, enter into or amend any Plan or Other Arrangement, except as may be required to comply with Section 6.22 or applicable Law; (iv) pay any benefit not provided for under any Plan or Other Arrangement; (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Plan or Other Arrangement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Plan or Other Arrangement or Agreement or awards made thereunder) or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Agreement, except as required under the Agreements set forth in Section 5.01(a)(ii) of the Company Disclosure Schedule;

         (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

         (c)(i) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any Subsidiary or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any Subsidiary or any such securities or obligations, or any other securities thereof; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

         (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other Encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

         (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any Assets of any other Person (other than the purchase of assets from suppliers or vendors in the Ordinary Course of Business);

         (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of, any of its Assets, except for sales, dispositions or transfers in the Ordinary Course of Business;

         (g) adopt any amendments to its articles or certificate of incorporation, bylaws or other comparable charter or organizational documents;

         (h) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended December 31, 1999, except in either case as may be required by Law, the IRS or GAAP;

         (i) make or agree to make any new capital expenditures which are not included in the Company Budget, it being understood that the Company shall provide prior notice to Acquiror of any budgeted expenditures which are individually in excess of $250,000 and any unbudgeted expenditures which are individually in excess of $25,000;

         (j) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another Person, enter into any "keep well" or other Agreement to maintain any financial statement condition of another Person or enter into any Agreement having the economic effect of any of the foregoing, except for borrowings pursuant to the Promissory Note, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than intra-group loans, advances, capital contributions or investments between or among the Company and any of its wholly owned Subsidiaries other than in the Ordinary Course of Business;

         (k) except for costs incurred by the Company in connection with the transactions contemplated by this Merger Agreement but only to the extent such costs are deducted pursuant to the calculation of Merger Consideration in
Article II hereof, pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Financial Statement or incurred in the Ordinary Course of Business, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar Agreements to which the Company or any Subsidiary is a party;

         (l) except in the Ordinary Course of Business, waive, release or assign any rights or claims, or modify, renew, amend or terminate any Agreement to which the Company or any Subsidiary is a party;

         (m) make any change in any method of accounting or accounting practice or policy other than those required by GAAP or a Governmental Entity;

         (n) take any action or fail to take any action that would have a Company Material Adverse Effect prior to or after the Effective Time, or that would adversely affect the ability of the Company or any Subsidiary prior to the Effective Time, or Acquiror or any of its subsidiaries after the Effective Time, to obtain consents of third parties or approvals of Governmental Entities required to consummate the transactions contemplated in this Merger Agreement; or

         (o)      authorize, or commit or agree to do any of the foregoing.

         SECTION 5.02.  Other Actions.

         The Company and Acquiror shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in (a) any of the representations and warranties of such party set forth in this Merger Agreement becoming untrue, or (b) any of the conditions to the Merger set forth in Article VII not being satisfied.

         SECTION 5.03.  Certain Tax Matters.

         From the date hereof until the Effective Time, the Company and the Subsidiaries (a) will prepare and timely file with the relevant Taxing authority all Company Tax Returns ("Post-Signing Returns"), required to be filed prior to the Effective Time, which Post-Signing Returns shall be accurate in all material respects, or permitted extensions with respect thereto, (b) will timely pay all Taxes shown as due and payable on such Post-Signing Returns, (c) will pay or otherwise make adequate provision for all Taxes payable by the Company and the Subsidiaries during such period for which no Post-Signing Return is due prior to the Effective Time, and (d) will promptly notify Acquiror of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any Subsidiary in respect of any Taxes with respect to which the Company or any Subsidiary has received written notice. In addition, from the date hereof until the Effective Time, the Company will maintain its status as an S Corporation for federal and state income tax purposes in all jurisdictions in which the Company or any Subsidiary conduct any business.

         SECTION 5.04.  Access and Information.

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any Subsidiary is a party or pursuant to applicable Law, for so long as this Merger Agreement is in effect, the Company shall, and shall cause each Subsidiary to, (a) afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) make available to Acquiror (i) a copy of each agreement, document, certificate or other instrument filed with, or received from any Governmental Entity in connection with this Merger Agreement and the transactions contemplated hereby and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as Acquiror may reasonably request.

         (b) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Acquiror or any Acquiror Subsidiary is a party or pursuant to applicable Law, for so long as this Merger Agreement is in effect, Acquiror shall, and shall cause each Acquiror Subsidiary to, (a) afford to the Company and its officers, employees, accountants, consultants and legal counsel and other representatives reasonable access during normal business hours, subject to reasonable advance notice, to all of their respective properties, Agreements, books, records and personnel and (b) make available to the Company (i) a copy of each agreement, document, certificate or other instrument filed with, or received from any Governmental Entity in connection with the Merger Agreement and the transactions contemplated hereby and (ii) all other information concerning their respective businesses, operations, prospects, conditions (financial or otherwise), Assets, liabilities and personnel as the Company may reasonably request.

         SECTION 5.05.  No Solicitation.

         (a) The Company shall, and shall cause its directors, officers, employees, representatives, agents and Subsidiaries and their respective directors, officers, employees, representatives and agents to, and the Company Stockholder shall, and shall cause his representatives and agents to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Competing Transaction (as defined in this Section 5.05(a)). While this Merger Agreement is in effect, the Company shall not, and shall cause the Subsidiaries not to, and the Company Stockholder shall not, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into discussions or furnish any information or negotiate with any Person or otherwise cooperate in any way in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of the directors, officers, employees, agents or representatives of the Company or any Subsidiary to take any such action, and the Company shall, and shall cause the Subsidiaries to, direct and instruct and use its or their reasonable best efforts to cause the directors, officers, employees, agents and representatives of the Company and the Subsidiaries (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by the Company or any Subsidiary) not to take any such action, and the Company or the Company Stockholder shall promptly notify Acquiror if any such inquiries or proposals are received by the Company, any Subsidiary, or the Company Stockholder or any of its or their respective directors, officers, employees, agents, investment bankers, financial advisors, attorneys, accountants or other representatives, and the Company or the Company Stockholder shall promptly inform Acquiror as to the material terms of such inquiry or proposal and, if in writing, promptly deliver or cause to be delivered to Acquiror a copy of such inquiry or proposal, and the Company or the Company Stockholder shall keep Acquiror informed, on a current basis, of the nature of any such inquiries and the status and terms of any such proposals. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following involving the Company or the Subsidiaries (other than the transactions contemplated by this Merger Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the Assets of the Company and the Subsidiaries, taken as a whole, or issuance of ten percent (10%) or more of the outstanding voting securities of the Company or any Subsidiary in a single transaction or series of transactions; (iii) any tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of capital stock of the Company or any Subsidiary or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by the Company Stockholder of the Merger; (v) any Person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed after the date of this Merger Agreement which beneficially owns or has the right to acquire beneficial ownership of, ten percent (10%) or more of the then outstanding shares of capital stock of the Company or any Subsidiary; or
(vi) any Agreement to, or public announcement by the Company or any other Person of a proposal, plan or intention to, do any of the foregoing.

         (b) Neither the Board of Directors of the Company nor any committee thereof nor the Company Stockholder shall (i) approve or recommend, or propose to approve or recommend, any Competing Transaction or (ii) enter into any Agreement with respect to any Competing Transaction.

         SECTION 5.06.  Confidentiality.

         Each of the parties hereto has disclosed and delivered and will disclose and deliver to the other party certain information about its properties, employees, finances, businesses and operations (such party when disclosing such information being the "Disclosing Party" and such party when receiving such information being the "Receiving Party"). All such information furnished by the Disclosing Party or its Representatives (as defined below), whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished, is referred to in this Agreement as "Proprietary Information." Proprietary Information does not include, however, information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives, (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives,
(c) becomes available to the Receiving Party on a nonconfidential basis from a Person other than the Disclosing Party or its Representatives who is not otherwise bound by a confidentiality agreement with the Disclosing Party or any of its Representatives, or is otherwise not under an obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party or (d) which is disclosed in accordance with Section
6.05. As used in this Agreement, the term "Representative" means, as to any Person, such Person's Affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants) and controlling Persons.

                  (i) Subject to clause (ii) below, unless otherwise agreed to in writing by the Disclosing Party, the Receiving Party agrees (a) except as required by Law, to keep all Proprietary Information confidential and not to disclose or reveal any Proprietary Information to any Person other than its Representatives who are actively and directly participating in the consummation of the transactions contemplated hereby or who otherwise need to know the Proprietary Information in connection with the transactions contemplated hereby and to cause those Persons to observe the terms of this Merger Agreement and (b) not to use Proprietary Information for any purpose other than in connection with the transactions contemplated hereby. The Receiving Party will be responsible for any breach of the terms of this Section 5.06 by the Receiving Party or any of its Representatives when acting in such capacity.

                  (ii) In the event that the Receiving Party is requested pursuant to, or required by, Law or stock exchange rule or by legal process to disclose any Proprietary Information or any other information concerning the Disclosing Party, the Receiving Party agrees that it will provide the Disclosing Party with prompt notice of such request or requirement in order to enable the Disclosing Party to seek an appropriate protective order or other remedy, to consult with the Receiving Party with respect to the Disclosing Party taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms of this Section 5.06. In the event that no such protective order or other remedy is obtained or that the Disclosing Party waives compliance with the terms of this Section 5.06 the Receiving Party will furnish only that portion of any Proprietary Information which the Receiving Party is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Proprietary Information.

                  (iii) If this Merger Agreement is terminated, each party will promptly return to the other party all copies of Proprietary Information in its possession or in the possession of any of its Representatives and will not retain any copies or other reproductions in whole or in part of such material. All other documents, memoranda, notes, summaries, analyses, extracts, compilations, studies or other material whatsoever prepared by it or any of its Representatives based on the Proprietary Information will be destroyed, and such destruction will be certified in writing to the other party by an authorized officer supervising such destruction. Any oral Proprietary Information will continue to be the subject of this Section 5.06.

                  (iii) Without prejudice to the rights and remedies otherwise available to each of the parties hereto, each such party shall be entitled to equitable relief by way of injunction or otherwise if the other party or any of its Representatives breaches or threatens to breach any of the provisions of this Section 5.06.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01.  Registration Rights.

         (a) If on any occasion after the Exercise Date one or more of the Holders of Registrable Securities having an aggregate proposed market price of not less than $25,000,000 shall notify Acquiror in writing that he or they intend to offer or cause to be offered for public sale all or any portion of his or their Registrable Securities, Acquiror will notify all of the Holders of Registrable Securities of its receipt of such notification from such Holder or Holders. Upon the written request of any such Holder delivered to Acquiror within 15 days after receipt from the Company of such notification, Acquiror will use its best efforts to cause such of the Registrable Securities as may be requested by any Holders (including the Holder or Holders giving the initial notice of intent to register hereunder) to be registered under the Securities Act within 90 days of the notification by the Holders, in accordance with the terms of this Section 6.01(a); provided, however that unless such registration becomes effective, the Holders of the Registrable Securities shall be entitled to require an additional registration pursuant to this Section 6.01(a). All expenses of such registration and offerings incurred by Acquiror (which shall in no event include underwriting discounts or commissions attributable to the sale of Registrable Securities), and the reasonable fees and expenses of one independent counsel for the Holders shall be borne by Acquiror, provided, however, that Acquiror shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of any Holder requiring such registration. Notwithstanding any other provision of this Section 6.01, with respect to any registration statement filed, or to be filed, pursuant to this Section 6.01(a), if Acquiror shall furnish to the Holders of Registrable Securities that have made such request a certified resolution of Acquiror's Board of Directors stating that in the Board's good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or other material event or transaction the public disclosure of which at the time would be materially prejudicial to Acquiror) be significantly disadvantageous (a "Disadvantageous Condition") to Acquiror for such a registration statement to be maintained effective, or to be filed and become effective, or for sales of Registrable Securities under such registration statement to be permitted, or for the disclosure thereunder to remain current, and setting forth in reasonable detail the general reasons for such judgment, Acquiror shall be entitled to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated or such sales under such registration statement to be prohibited, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (written notice of which Acquiror shall promptly deliver to such Holders) (any such time period during which such registration statement is withdrawn, the effectiveness of such registration statement is terminated, the filing of such registration statement is delayed or any sales under such registration statement are prohibited is referred to herein as the "Blackout Period"). Upon receipt of any such certification of a Disadvantageous Condition, such Holders shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by Acquiror, each such Holder will deliver to Acquiror all copies, other than permanent file copies then in such Holder's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice; provided that, notwithstanding anything else contained in this Agreement, (i) neither the filing nor the effectiveness of any such registration statement may be delayed nor sales thereunder be prohibited for a period in excess of 90 days due to the occurrence of any particular Disadvantageous Condition and (ii) in connection with any registration request under Section 6.01(a) or in any 12-month period, Acquiror may only exercise its right to impose a Blackout Period for any purpose under this Section 6.01(a) on one (1) occasion for not more than 90 days and on one (1) additional occasion for not more than 30 days (but, with respect to such additional occasion, only to prohibit sales of Registrable Securities under a Shelf Registration Statement). If so requested by the requesting Holder(s), Acquiror shall, if any registration statement shall have been withdrawn, at such time as it is possible or, if earlier, at the end of the 90-day period following such withdrawal, file a new registration statement covering the Registrable Securities that were covered by such withdrawn registration and maintain the effectiveness thereof for such time as is required under this Agreement. The Holders may collectively exercise their rights under this Section 6.01(a) on not more than two occasions with respect to registration statements on Form S-1 and on not more than three occasions with respect to registration statements on Form S-3; provided, however, if the Holders do not exercise their rights under this Section 6.01(a) with respect to the registration statements on Form S-1, the Holders may exercise their rights under this Section 6.01(a) on not more than five (5) occasions with respect to registration statements on Form S-3. At Acquiror's option, Acquiror may elect to include in such registration on Form S-3, securities to be issued by Acquiror and, if required in order to effect the registration of such securities, cause the registration to be made pursuant to a registration statement on Form S-1 or S-2, which shall count as one of the three registration statements on Form S-3 to be filed pursuant to this Section 6.01(a). Holders of Registrable Securities will not be permitted to require Acquiror to file a registration statement on Form S-1 or Form S-2 pursuant to this Section 6.01(a) more frequently than once every 12 months. The registration rights provided by this Section 6.01(a) shall expire upon the earlier to occur of (i) such time when the Holders in the aggregate beneficially own Registrable Securities representing less than 25% of the number of shares of Acquiror Common Stock held by such Holders immediately following the Effective Time or

     (ii) five (5) years after the Exercise Date. If so requested by any Holder in connection with a registration under this Section 6.01(a), Acquiror shall take such steps as are required to register such Holder's Registrable Securities for sale on a delayed or continuous basis under Rule 415, and also take such steps as are required to keep any registration effective until the earlier to occur of such time when (i) all of such Holder's Registrable Securities registered thereunder are sold or (ii) 90 days after the effective date of the registration statement; provided that such period shall be extended by an additional 90-day period if, during the initial 90-day period, as a result of materially adverse market conditions during such initial 90-day period, such Holder has sold not more than the lesser of (x) 15% of the aggregate amount of the Registrable Securities and (y) 50% of the Registrable Securities registered by such Holder pursuant to the registration statement used during the initial 90-day period; provided, further, if any Blackout Period is imposed by the Acquiror pursuant to this Section 6.01(a), such 180 day period or 90 day period, as the case may be, relating to such registration statement shall be extended for a period equal to such Blackout Period. Notwithstanding the foregoing, a registration requested by a Holder of Registrable Securities pursuant to this
Section 6.01(a) shall not be deemed to have been effected (and, therefore, not requested (and rights of a Holder shall be deemed not to have been exercised) for purposes of this Section 6.01(a)), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any Governmental Entity other than a misrepresentation or an omission by such Holder, and as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than solely by reason of some act or omission by such Holder of Registrable Securities. In the event that any registration pursuant to this Section 6.01(a) shall involve, in whole or in part, an underwritten offering, the Holders will have the right to select Acquiror's lead underwriter of such underwritten offering; provided, however, that if Acquiror is required to select MSCP or an Affiliate thereof as the lead underwriter for any underwritten offering by Acquiror pursuant to that certain Registration Rights Agreement dated as of July 8, 1998, by and among Acquiror, MSCP and certain other parties thereto (the "MSCP Agreement"), a copy of which was provided to the Holders on the date hereof, the Holders shall choose MSCP or such Affiliate thereof as the lead underwriter for any underwritten offering pursuant to this Section 6.01(a) during the term of the MSCP Agreement. The Holders of Registrable Securities shall not have the right to exercise any registration rights under this Section 6.01(a) until after the earlier to occur of (x) the completion of a sale of Acquiror Common Stock pursuant to at least one (1) demand registration by the holders of Founder Securities pursuant to Section 2.01 of the MSCP Agreement, or (y) two (2) years after the Closing (the date when the Holders may exercise any registration rights under this Section 6.01(a) being referred to herein as the "Exercise Date") Notwithstanding anything else contained herein, any registration under this Section 6.01 may not be used by the Holders for any transaction or structure (whether or not including a trust or other intermediary) involving a derivative, forward sale, short selling or similar transactions (except for transactions (a) involving solely private sales in the over-the-counter market and (b) which do not in any way involve the registration of any security other than Acquiror Common Stock (such exception, the "Permitted Derivative Transactions")) and may only be used by the Holders to effect direct transfers, underwritten sales or the Permitted Derivative Transactions.

         (b) If on any occasion at least 180 days after Closing, Acquiror proposes to register any of its common stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including common stock, "Other Securities") under the Securities Act, whether or not for sale for its own account, in a manner that would permit registration of Registrable Securities for sale for cash to the public under the Securities Act, it shall prior to such time as all Holders in the aggregate beneficially own less than 15% of the number of shares of Acquiror Common Stock held by such Holders immediately following the Effective Time, give prompt written notice to each Holder of Registrable Securities of its intention to do so and of the rights of such Holder under this paragraph. Subject to the terms and conditions hereof, such notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as such Holder may request. Upon the written request of any such Holder made within 15 days after the receipt of Acquiror's notice (which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), Acquiror shall use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which Acquiror has been so requested to register, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so requested to be registered; provided, that:

                  (i) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, Acquiror shall determine for any reason not to register the Other Securities, Acquiror may, at its election, give written notice of such determination to such Holders and thereupon Acquiror shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities, without prejudice, however, to the rights of the Holders of Registrable Securities immediately to request that such registration be effected as a registration under Section 6.01(a) to the extent permitted thereunder;

                  (ii) if the registration referred to in the first sentence of this paragraph is to be an underwritten registration on behalf of Acquiror, and a nationally recognized investment banking firm selected by Acquiror advises Acquiror in writing that, in such firm's good faith view, the inclusion of all or a part of such Registrable Securities in such registration would be likely to have an adverse effect upon the price, timing or distribution of the offering and sale of the Other Securities then contemplated, Acquiror shall include in such registration: (A) first, all Other Securities Acquiror proposes to sell for its own account ("Acquiror Securities"), (B) second, up to the full number of Acquiror securities held by any Persons holding registration rights pursuant to MSCP Agreement that have requested to be included in such registration ("Founder Securities"), (C) third, up to the full number of Registerable Securities held by Holders of Registerable Securities that are requested to be included in such registration in excess of the number of Acquiror Securities and Founder Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering (and (x) if such number is less than the full number of such Registrable Securities, such number shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities then held by each such Holder (provided that any number in excess of a Holder's request may be reallocated among the requesting

         Holders in a like manner) and (y) in the event that such investment banking firm advises Acquiror in writing pursuant to this subclause
         (ii) that less than all of such Registrable Securities should be included in such offering, such Holders may withdraw their request for registration of their Registrable Securities under this Section 6.01(b) and request that 90 days subsequent to the effective date of the registration statement for the registration of such Other Securities such registration of Registrable Securities be effected as a registration under Section 6.01(a) to the extent permitted thereunder), and (D) fourth, up to the full number of the Other Securities (other than Acquiror Securities), if any, in excess of the number of Acquiror Securities, Founder Securities and Registrable Securities to be sold in such offering which, in the good faith view of such investment banking firm, can be so sold without so adversely affecting such offering (and, if such number is less than the full number of such Other Securities, such number shall be allocated pro rata among the holders of such Other Securities (other than Acquiror Securities) on the basis of the number of securities requested to be included therein by each such holder);

                  (iii) Acquiror shall not be required to effect any registration of Registrable Securities under this Section 6.01(b) incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

                  (iv) no registration of Registrable Securities effected under this Section 6.01(b) shall relieve Acquiror of its obligation to effect a registration of Registrable Securities pursuant to Section 6.01(a).

         (c) For the purposes of this Section 6.01, the term "Registrable Securities" shall mean any shares of common stock of Acquiror acquired hereunder and any securities issued directly or indirectly with respect to such common stock by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when they (i) have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (ii) repurchased by Acquiror or otherwise have ceased to be outstanding.

         (d) Whenever under the preceding paragraphs of this Section 6.01 Acquiror is required hereunder to register any Registrable Securities, it agrees that it shall as promptly as practicable also do the following:

                  (i) Prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered in accordance with the intended method of disposition thereof;

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement; provided that the Acquiror will, at least five
         (5) business days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each selling Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5-business-day period and the Acquiror will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing;

                  (iii) Furnish to the Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the selling Holders or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                  (iv) After the filing of the registration statement, promptly notify each selling Holder in writing of the effectiveness thereof and of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to promptly remove it if entered and promptly notify such selling Holder of such lifting or withdrawal of such order;

                  (v) Use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders to consummate the disposition of such Registrable Securities;

                  (vi) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any;

                  (vii) Use its reasonable best efforts to register or qualify all Registrable Securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holder or any underwriter may request and use its reasonable best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; provided that Acquiror shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to taxation or general service of process therein;

                  (viii) Immediately notify each selling Holder in writing, (i) at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of any request by the SEC or any other regulatory body having jurisdiction for any amendment or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of any such selling Holder, prepare and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (ix) Use its reasonable best efforts to cause all such Registrable Securities to be listed on or included in each securities exchange or quotation system on which similar securities issued by Acquiror are then listed;

                  (x) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby an earnings statement of Acquiror which will satisfy the provisions of Section 11(a) of the Securities Act;

                  (xi) (A) Use its reasonable best efforts to furnish to each selling Holder and to any underwriter of such Registrable Securities an opinion of counsel for the Acquiror addressed to each selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (B) use its reasonable best efforts to furnish to each selling Holder a "cold comfort" letter addressed to each selling Holder and signed by the independent public accountants who have audited the financial statements of the Acquiror included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with the consummation of underwritten public offerings of securities and such other matters as the selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                  (xii) Send appropriate officers of the Acquiror to attend any "road shows" and rating agency, analyst and investor presentations scheduled in connection with any such registration and use its reasonable best efforts to cooperate as reasonably requested by the Holders in the marketing of the Registrable Securities, and all reasonable out-of-pocket costs and expenses incurred by the Acquiror or such officers in connection with such attendance or co-operation shall be paid by the Acquiror; and

                  (xiii) Furnish for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 6.01(a) or (b) unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the selling Holders or the underwriters.

                  (xiv) Choose the auditors, Acquiror legal counsel and financial printer to be engaged by Acquiror in any such registration.

         (e)      Incident to any registration statement referred to in this
Section 6.01, and subject to applicable law, Acquiror will indemnify and hold harmless each underwriter, each Holder of Registrable Securities (including its respective partners, directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by Acquiror of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration, provided that Acquiror will not be liable to the extent that such loss, claim, damage, expense or liability (x) arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to Acquiror by such underwriter, Holder or controlling person expressly for use in such registration statement or (y) arises from the failure of any Holder or underwriter to comply with such prospectus delivery requirements as are applicable to it. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to Acquiror by such Holder expressly for use in such registration statement or such failure to comply with such prospectus delivery requirements, such Holder will indemnify and hold harmless each underwriter, Acquiror (including its directors, officers, employees and agents), each other Holder of Registrable Securities (including its respective partners directors, officers, employees and agents) so registered, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Holder for indemnification under this paragraph exceed the net proceeds received by such Holder from its sale of Registrable Securities under such registration statement. Each

Holder's obligation to indemnify pursuant to this Section is several in the proportion that the net proceeds of the offering received by such holder bear to the total proceeds of the offerings received by all Holders and not joint.

         (f) Each party indemnified under Section 6.01(e) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all fees and expenses; provided that the failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the sole expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such indemnified party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees and expenses of such counsel shall be at the sole expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any claim or action or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders as indemnified parties, such firm shall be designated in writing by the indemnified party that had the largest number of Registrable Securities included in such registration. The indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify and hold harmless such indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim or action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (g) If the indemnification provided for in this Section 6.01 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (A) as between the Acquiror and the underwriters, (i) in such proportion as is appropriate to reflect the relative benefits received by the Acquiror on the one hand and the underwriters on the other hand from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (B) as between (x) the Acquiror and the selling Holders, or
(y) the selling Holders and the underwriters, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Acquiror on the one hand and the underwriters on the other hand in connection with the offering of the Registrable Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Registrable Securities (before deducting expenses) (as if, for purposes of this Section 6.01(g), the Acquiror had received the proceeds of any secondary offering) and the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover of a prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Acquiror, the selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Acquiror, by a selling Holder or by the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this
Section 6.01(g) shall be deemed to include, for purposes of this Section 6.01(g), any legal or other costs, fees and expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The Acquiror and the selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.01 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.01(g). Notwithstanding any other provision of this Section 6.01, no selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering received by such selling Holder exceed the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each selling Holder's obligations to contribute pursuant to this Section are several in the proportion that the net proceeds of the offering received by such selling Holder bears to the total net proceeds of the offering received by all the selling Holders and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (h) Indemnification and contribution similar to that specified in the preceding subsections of this Section 6.01 (with appropriate modifications) shall be given by the Acquiror, the selling Holders and the underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

         (i) With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Acquiror agrees to: (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (and any successor rule to Rule 144); (ii) file with the SEC in a timely manner all reports and other documents required of

Acquiror under the Securities Act and the Exchange Act; (iii) furnish to each Holder as promptly as possible upon its request a written statement by Acquiror confirming its compliance with the reporting requirements of Rule 144 (at any time from and after May 16, 2000), and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Acquiror, and any other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such securities without registration; and (iv) promptly upon request of any Holder, use its reasonable best efforts to comply, in connection with any resales by the Investors, pursuant to Rule 144A, with the informational requirements of Rule 144A(d)(4) (and any successor rule to Rule 144A(d)(4)).

         (j) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this
Section 6.01, the Acquiror shall enter into an underwriting agreement with such underwriters for such offering, which agreement will contain such representations and warranties and covenants by the Acquiror and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 6.01, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 6.01(d)(xi). The selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Acquiror to and for the benefit of such underwriters, shall also be made to and for the benefit of such selling Holders. Such underwriting agreement shall also contain such representations and warranties by such selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions on the part of selling shareholders, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 6.01.

         (k) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this Section 6.01, the Acquiror shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Acquiror with its officers and the independent public accountants who have certified the financial statements of the Acquiror as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, that such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books, records and properties of the Acquiror and any such discussions with the Acquiror's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

         (l) The rights described in this Section 6.01 shall be transferable only to Affiliates of the Company Stockholder or members of his immediate family, spouses, lineal descendants and members of the Company Stockholder's immediate family or trusts for their benefit or upon the Company Stockholder's death, his executor, administrator, testamentary trustee, legatees, heirs or beneficiaries (collectively, the "Permitted Transferees" and each, a "Permitted Transferee").

Only the Company Stockholder and his Permitted Transferees shall be deemed to be to be a "Holder" for purposes of this Section 6.01.

         (m) Notwithstanding anything to the contrary, for purposes of Sections 6.01(e), (f), (g) and (h), the term "underwriter" shall also include, without limitation, "statutory underwriters."

         SECTION 6.02.  Appropriate Action; Consents; Filings.

         (a) Upon the terms and subject to the conditions set forth in this Merger Agreement, the Company and Acquiror shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Merger Agreement as promptly as practicable, including (i) executing and delivering any additional instruments necessary, proper or advisable to consummate the transactions contemplated by, and to carry out fully the purposes of, this Merger Agreement, (ii) obtaining from any Governmental Entities any material Licenses required to be obtained or made by Acquiror or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Merger Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) making all necessary filings, and thereafter making any other required submissions, with respect to this Merger Agreement and the Merger required under (A) the Securities Act, the Exchange Act and any other applicable federal or state securities Laws, (B) the HSR Act and (C) any other applicable Law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and discussing all reasonable additions, deletions or changes suggested in connection therewith. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Merger Agreement.

         (b)(i) The Company and Acquiror shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain any third party consents, approvals or waivers (A) necessary, proper or advisable to consummate the transactions contemplated in this Merger Agreement,
(B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Effective Time or an Acquiror Material Adverse Effect from occurring prior to or after the Effective Time.

         (ii) In the event that either the Company or Acquiror shall fail to obtain any third party consent, approval or waiver described in subsection
(b)(i) above, such party shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other parties hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent, approval or waiver.

         (c) From the date of this Merger Agreement until the Effective Time, the Company and Acquiror shall promptly notify each other in writing of any pending or, to the knowledge of the Company or Acquiror (or their respective subsidiaries), threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or the conversion of the Company Common Stock into the Merger Consideration pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or Assets of the Company or any Subsidiary. The Company and Acquiror shall cooperate with each other in defending any such action, proceeding or investigation, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

         SECTION 6.03.  Senior Notes Tender Offer; Repayment of Indebtedness.

         (a) After the execution of this Merger Agreement, the Company shall cause its Reporting Subsidiary to use its reasonable best efforts to purchase all of the Senior Notes effective as of the Closing Date at a purchase price equal to 109% of the principal amount of the Senior Notes, plus accrued interest, if any.

         (b) Concurrently with the Closing, and subject to receipt of the Buyer Financing, Acquiror shall infuse the Company with a sufficient amount of cash necessary and otherwise cause the Company and the Subsidiaries to pay and satisfy in full in cash by wire transfer of immediately available funds all of the Company's and the Subsidiaries' indebtedness for borrowed money to (i) General Electric Capital Corporation, (ii) Ronald H. VanderPol, (iii) Comerica Bank and (iv) and The Bank of New York as Trustee for the holders of Senior Notes, provided that Acquiror shall not be obligated to pay more than 101% of the outstanding principal amount of the Senior Notes together with any accrued but unpaid interest thereon to the Closing Date (the "Senior Note Redemption Price"). The Company agrees to cooperate with Acquiror and its lenders in securing the Buyer Financing, (including, without limitation, requesting estoppel certificates, landlord's waivers and similar documents from third parties).

         SECTION 6.04.  Update Disclosure.

         From and after the date of this Merger Agreement until the Effective Time, each party hereto shall promptly notify the other parties hereto by written update to its Disclosure Schedule of (i) any representation or warranty made by it in connection with this Merger Agreement becoming untrue or inaccurate, (ii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied, or (iii) the failure of the Company, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Merger Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Merger Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Merger

Agreement or otherwise limit or affect the rights and remedies available hereunder prior to or following the Closing to the party receiving such notice.

         SECTION 6.05.  Public Announcements.

         Acquiror, Acquiror Sub and the Company shall consult with each other before issuing or making, and shall give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger and the other transactions contemplated in this Merger Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the NASD (as defined in Article X).

         SECTION 6.06.  Employment Agreements; Employee Stock.

         (a) The Company shall use its reasonable best efforts to cause the persons listed on Section 6.06(a) of the Company Disclosure Schedule (the "Company Executives") to execute and deliver to Acquiror Sub at or prior to the Closing, without further consideration, an employment agreement in substantially the form attached hereto as Exhibit B-1 (for Company Executives receiving a two-year employment term) or Exhibit B-2 (for Company Executives receiving a one-year employment term) (the "Executive Employment Agreements"), as appropriate, pursuant to which Acquiror will grant to such persons, in the aggregate, up to the number of shares of restricted common stock of Acquiror set forth in Section 6.06(a) of the Company Disclosure Schedule and in such amount, individually, as set forth opposite such person's name on Section 6.06(a) of the Company Disclosure Schedule and vesting over a two year period, and the Company Executives will agree to non-compete, non-solicitation and assignment of inventions provisions for the benefit of the Surviving Corporation.

         (b) The Company and its Subsidiaries shall use their reasonable best efforts to cause the persons listed on Section 6.06(b) of the Company Disclosure Schedule to execute and deliver an employment agreement in substantially the form attached hereto as Exhibit B-3, pursuant to which Acquiror will grant to such persons, in the aggregate, up to the number of shares of restricted common stock of Acquiror set forth in Section 6.06(a) of the Company Disclosure Schedule and in such amount, individually, as set forth opposite such person's name on Section 6.06(b) of the Company Disclosure Schedule and vesting over a two year period, and the employees will agree to non-compete, non-solicitation and assignment of inventions provisions for the benefit of the Surviving Corporation.

         SECTION 6.07.  Additional Financial Information.

         (a) The Company will cause to be prepared and will furnish to Acquiror as promptly as possible an unaudited consolidated balance sheet of the Company and the Subsidiaries as of the last day of each month ending after the date hereof (the "Additional Unaudited Balance Sheets") and the related unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries for the one-month period then ended (the "Additional Unaudited Balance Sheets and such statements of income and cash flows are being hereinafter referred to collectively, as the "Additional Unaudited Statements"). The Company represents and warrants to Acquiror and Acquiror Subsidiary that as of the date of delivery thereof, that such Additional

Unaudited Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with past practices of the Company, except as noted thereon and subject to the absence of footnotes and normal and recurring year-end adjustments which are not expected to be material in amount. All changes in accounting methods (for financial accounting purposes) made, agreed to, requested or required with respect to the Company or any of the Subsidiaries since the date hereof and prior to the date of each Additional Unaudited Statements will be reflected in such Additional Unaudited Statements.

         (b) The Company will cause to be prepared, at Acquiror's cost and expense, and will furnish to Acquiror as promptly as possible an audited consolidated balance sheet of the Company and the Subsidiaries as of March 31, 2000 and the related audited consolidated statements of income and cash flows of the Company and the Subsidiaries for the three-month period then ended (collectively, the "First Quarter Audited Financial Statements"), in each case, audited by BDO Seidman, LLP or other auditor selected by Acquiror in accordance with GAAP and accompanied by the related report of such auditor. The Company will record any proposed adjustments arising from such audit on its books and records. The Company will ensure that the First Quarter Audited Financial Statements are complete and correct in all material respects, have been prepared in accordance with the books and records of the Company and the Subsidiaries, and present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries and their consolidated results of operations and cash flows as of and for the respective dates and time periods in accordance with GAAP applied on a basis consistent with past practices of the Company, except as noted thereon.

         SECTION 6.08.  Environmental Matters.

         Provided that Acquiror enters into the Right of Access Agreement set forth herein as Exhibit F, the Company will permit Acquiror, in Acquiror's reasonable discretion and at Acquiror's expense, to cause to be prepared a Phase I environmental report on each parcel of the Real Property or any real property leased by the Company or any Subsidiary (to the extent the Company or a Subsidiary has the right to allow Acquiror to do the same) designated by Acquiror and, if recommended under the Phase I environmental report and so requested by Acquiror, a Phase II environmental report, in each case prepared by an environmental consultant designated by Acquiror such consultant and the scope of such work subject to the consent of the Company, which consent shall not be unreasonably withheld (the "Environmental Reports"). The Company shall cooperate with, and provide such information or other assistance as may be reasonably requested by, Acquiror or the environmental consultant designated by Acquiror in connection with the preparation and completion of such Environmental Reports. Acquiror shall cause all Environmental Reports (including drafts thereof) to be provided to the Company promptly after their receipt by Acquiror.

         SECTION 6.09.  Post-Signing SEC Documents.

         (a) Acquiror will file with the SEC all reports, schedules, forms, statements and other documents required to be filed by it after the date of this Merger Agreement but before the Effective Time, and any registration statement, together with all amendments and supplements thereto, required to be filed after the Effective Time pursuant to Section 6.01 (the "Acquiror Post-Signing SEC Documents"). The Company and the Company Stockholder will cooperate in the preparation of any Acquiror Post-Signing SEC Documents, and shall cooperate in responding to any comments with respect thereto received from the SEC. The Company will furnish Acquiror with such information concerning the Company and the Subsidiaries as is necessary in order to cause any Acquiror Post-Signing SEC Document, insofar as it relates to the Company and the Subsidiaries, to comply with applicable Laws. The Company agrees promptly to advise Acquiror if any information provided by it in the Acquiror Post-Signing SEC Documents is or becomes incorrect or incomplete in any material respect and to provide Acquiror with the information needed to correct such inaccuracy or omission.

         (b) Prior to the Closing, at their cost and expense, (i) the Company shall reasonably cooperate with and assist Acquiror and Arthur Andersen LLP, its independent public accountants ("AA"), in the compilation and preparation of such financial statements, financial statement schedules and other financial information relating to the Company's business which Acquiror may be required to include in any registration statement, report or other document which Acquiror may file with the SEC, NASD or any applicable state securities commission, (ii) the Company shall direct BDO Seidman, LLP, the Company's independent public accountants prior to the Closing ("BDO"), to cooperate with AA and use its commercially reasonable best efforts to obtain promptly for AA, upon its request, any consent, report, opinion or letter of BDO required to be filed by Acquiror under applicable regulations of the SEC or any applicable state securities commission in connection therewith. Without limitation of the foregoing, the Company shall use its reasonable best efforts to cause to be delivered to Acquiror "comfort" letters of BDO dated and delivered the date on which any registration statement relating to the Buyer Financing or any registration pursuant to Section 6.01 shall be filed and as of the date any such registration statement shall become effective, and addressed to Acquiror, in form and substance reasonably satisfactory to Acquiror and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Merger Agreement.

         SECTION 6.10.  Indemnification.

         (a) After the Effective Time, subject to the terms and conditions set forth in Sections 6.10 and 6.11, the Company Stockholder shall indemnify and hold harmless Acquiror, the Surviving Corporation and their respective officers and directors, and each Person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (all such persons hereinafter are referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons," but in no event shall any stockholder of the Company be such an Indemnified Person), from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorneys' fees and expenses ("Damages") actually suffered by them and arising out of the breach of the representations, warranties, covenants and agreements given or made by the Company in this Merger Agreement, in the Articles of Merger or in the Exhibits or Schedules hereto or in any certificate delivered by or on behalf of the Company pursuant hereto; provided however, that the Company Stockholder shall have no liability under this Section 6.10(a) to the extent claims for Damages hereunder do not exceed an aggregate of $500,000 and that if such Damages exceed an aggregate of $500,000 then the indemnification provided for hereunder shall apply only to Damages to the extent exceeding $500,000. Notwithstanding anything to the contrary contained in this Merger Agreement, the maximum amount of indemnifiable Damages which may be recovered from the Company Stockholder arising out of or resulting from the causes enumerated in this Section 6.10(a) and Section 6.10(b) shall be $125 million; provided, however, that such limitation on the indemnification obligations of the Company Stockholder shall not apply to any claim or claims for indemnification to the extent such claim or claims are based on common law fraud. It shall be a condition of the right of each Indemnified Person to indemnification pursuant to this Section 6.10(a) that such Indemnified Person shall deliver to the Company Stockholder a written claim for such indemnification, setting forth in reasonable detail the basis therefor and setting forth the amount of damages sought, on or prior to the date that the particular representation, warranty, covenant or agreement for the breach of which the indemnification is being sought, expires under the terms of this Merger Agreement.

         (b) In addition to the indemnification provided by the Company Stockholder as set forth in Section 6.10(a), the Company Stockholder shall indemnify and hold harmless the Indemnified Persons for Damages actually suffered by them and arising out of the breach of the representations, warranties, covenants and agreements given or made by the Company Stockholder in this Merger Agreement or in its Exhibits or Schedules thereto or in any certificate delivered by or on behalf of the Company Stockholder pursuant hereto.

         (c) Any payment to be made to an Indemnified Person by the Company Stockholder under this Section 6.10 may be made in cash or, in whole or in part, in Acquiror Common Stock having a value per share equal to the Price Per Share. The Company Stockholder and Acquiror agree that any payment required to be made by the Company Stockholder shall first be made pursuant to the terms of and from the escrow established under the Escrow Agreement attached as Exhibit C.

         (d)      After the Effective Time, indemnification pursuant to this
Section 6.10 shall be the sole and exclusive remedy of Acquiror and the Surviving Corporation under or in connection with this Merger Agreement or any of the transactions contemplated herein, except that Acquiror and the Surviving Corporation shall be entitled to obtain specific performance or injunctive relief in connection with the enforcement of any of the covenants set forth herein which by their terms continue after the Effective Time.

         SECTION 6.11.  Procedures; Conditions of Indemnification.

         With respect to any indemnification provided pursuant to this Merger Agreement, the Indemnified Person agrees to give prompt written notice to the Company Stockholder of any claim or other assertion of liability by third parties (hereinafter called collectively "Claims"), it being understood that the failure to give such notice shall not affect the Indemnified Person's right to indemnification and the indemnifying party's obligation to indemnify as set forth in this Merger Agreement, unless the Company Stockholder's rights with respect to such Claim are thereby materially prejudiced.

         The obligations and liabilities of the parties hereto with respect to any indemnification by the Company Stockholder pursuant to this Merger Agreement resulting from any Claim shall be subject to the following terms and conditions:

         (a) The Company Stockholder shall have the right to undertake, by counsel or other representatives of his own choosing, the defense of such Claim.

         (b) In the event that the Company Stockholder shall elect not to undertake such defense, or within a reasonable time after notice of any such Claim from the Indemnified Person shall fail to defend, the Indemnified Person (upon further written notice to the Company Stockholder) shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Company Stockholder (subject to the right of the Company Stockholder, to assume defense of such Claim at any time prior to settlement, compromise or final determination thereof); provided however, that no settlement or compromise of such Claim shall be made without the written consent of the Company Stockholder which consent shall not be unreasonably withheld.

         (c)      Anything in this Section 6.11 to the contrary notwithstanding,
(i) if the Indemnified Person notifies the Company Stockholder that the Indemnified Person has concluded that a Claim may materially and adversely affect the Indemnified Person other than as a result of money damages or other money payments, the Indemnified Person shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Claim; provided, however, that the Indemnified Person shall not have the right to participate with respect to a Claim relating to Taxes if the Claim relates to Taxes of the Company or any Subsidiary for taxable years or taxable periods ending on or prior to the Closing Date, (ii) the Company Stockholder shall not, without the Indemnified Person's written consent, settle or compromise any Claim or consent to entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person of a release from all liability in respect of such Claim, and (iii) in the event that the Company Stockholder undertakes defense of any Claim, the Indemnified Person, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Company Stockholder and his counsel or other representatives concerning such Claim and the Company Stockholder and the Indemnified Person and their respective counsel or other representatives shall cooperate with respect to such Claim.

         (d) Notwithstanding any other provision of this Section 6.11 and with the exception of any Claim relating to Taxes as provided above, the Indemnified Person may at any time assume full control over the responsibility for any Claim (other than a Claim against the Company Stockholder, by written notice to the Company Stockholder releasing the Company Stockholder from any further indemnity obligation pursuant to this Merger Agreement with respect to said Claim.

         (e) Each of (A) Company Stockholder and (B) Acquiror, for itself and on behalf of its Affiliates, agrees that, with respect to each indemnification obligation contained in this Merger Agreement, (i) each such obligation shall be calculated after reduction for any actual Tax benefit to the Indemnified Person (including the Company, the Subsidiaries or any Affiliate of the

Indemnified Person) that arises in connection with the payment of the Damage or otherwise with respect to the underlying claims giving rise to such Damage and which is utilized by the Indemnified Person in the taxable year in which the Claim is paid; (ii) all Damages shall be net of (x) any third-party insurance proceeds actually received by the Indemnified Person from its own or its Affiliates' insurance policies in connection with the facts giving rise to the right of indemnification and (y) all premiums paid by Acquiror or its Affiliates under such policies; and (iii) all Damages paid pursuant to Section 6.10 shall be calculated so as to take into account all increases in actual Tax liability payable by the Indemnified Person with respect to the taxable year in which the Damages are paid as a result of the receipt of such payment; provided, however, that each of (x) the Company Stockholder and (y) the Acquiror, for itself and on behalf of its Affiliates, agrees to report each payment of Damages hereunder as an adjustment to the Merger Consideration for federal income tax purposes unless the Indemnified Person determines in good faith that such reporting position cannot be supported on a more likely than not basis (it being understood that if any such reporting position is later disallowed in any administrative or court proceeding, Company Stockholder shall indemnify the Indemnified Person for the effects of such disallowance). If a payment is made by the Company Stockholder in accordance with Section 6.10 and Section 6.11, and if in a subsequent taxable year a Tax benefit described in the previous sentence is utilized by Acquiror, then Acquiror promptly shall pay to the Company Stockholder, at the time of such utilization, the amount of such Tax benefit to the extent that such amount would have resulted in a reduction in the indemnification obligations of the Company Stockholder under Section 6.10 and Section 6.11 if the Tax benefit had been utilized by Acquiror in the taxable year that the Company Stockholder made such indemnification payment.

         (f) Acquiror and the Company Stockholder acknowledge and agree that anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Acquiror or the Company Stockholder, after the consummation of the Merger contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

         SECTION 6.12.  Tax Returns.

         To the extent permitted under applicable Tax Laws, the Merger shall be reported as a "reorganization" within the meaning of Section 368(a) and Section 368(a)(2)(D) of the Code in all federal, state and local Tax Returns filed after the Effective Time. To the extent permitted under applicable Tax Laws, no party to this Merger Agreement shall take any position inconsistent with the foregoing on any Tax Return, in any audits or proceeding or otherwise. Notwithstanding any other provision of this Merger Agreement, the obligations set forth in this
Section 6.12(a) shall survive the Effective Time without limitation as to time or in any other respect.

         SECTION 6.13.  Reorganization.

         During the period from the date of this Merger Agreement through the Effective Time, unless Acquiror and the Company shall otherwise agree in writing, Acquiror and the Company shall not, and shall cause their respective subsidiaries not to, and the Company Stockholder shall not, knowingly take or fail to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 6.14.  Acquiror's Financing.

         Acquiror shall use its reasonable best efforts to cause the Buyer Financing to be obtained substantially on the terms set forth in the Buyer Financing Letters or to obtain alternative financing on terms not materially less favorable to Acquiror than the terms of the Buyer Financing Letters. The Company agrees to provide, and will cause the Company, the Subsidiaries and its and their respective officers, managers, employees and advisors to provide, reasonable cooperation in connection with the arrangement of the Buyer Financing; provided that the terms and conditions of such financing may not require, prior to the Effective Time, the payment of any commitment or similar fees by the Company, or the incurrence of any liabilities by the Company.

         SECTION 6.15.  Obligations of Acquiror Sub.

         Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Merger Agreement and to consummate the Merger on the terms and conditions set forth in this Merger Agreement and hereby unconditionally guarantees to the Company that Acquiror Sub will perform all of its obligations under this Merger Agreement.

         SECTION 6.16.  Loan Agreement.

         Concurrently with the execution of this Merger Agreement, US Xchange Finance shall execute a Promissory Note in the form attached hereto as Exhibit A (the "Promissory Note"), pursuant to which the Acquiror shall make available to US Xchange Finance a loan (the "Credit Facility") on the terms and subject to the conditions set forth therein. Acquiror's obligation to execute the Promissory Note is subject to and conditioned upon Acquiror's receipt of (i) a security agreement executed by US Xchange Finance and its Subsidiaries, pursuant to which such Persons will grant to Acquiror a security interest in Assets to secure US Xchange Finance's obligations under the Credit Facility, in substantially the form of Exhibit A to the Promissory Note; and (ii) a personal guarantee of Ronald H. VanderPol, in substantially the form attached as Exhibit B to the Promissory Note.

         SECTION 6.17.  Transfer of Fiber Business; IRU and Maintenance
Agreement.

         (a) Prior to the Closing, the Company will transfer all of its fiber business (the "Fiber Business") to a company wholly-owned by the Company Stockholder ("Barter Fiber") pursuant to an asset transfer agreement in form and substance reasonably satisfactory to Acquiror, provided, however, that such agreement shall provide: (i) that with respect to any employee engaged in the conduct of both the Fiber Business and any other business of the Company and the Subsidiaries, the Acquiror shall have the right to retain such employee upon the Closing and (ii) that with respect to any asset which is used in both the Fiber Business and any other business of the Company and the Subsidiaries, the Acquiror shall have the right to retain ownership of such asset upon the Closing but shall make such asset available to Barter Fiber at cost plus allocable overhead to the extent that such asset is used in the Fiber Business; provided, however, that with respect to any asset which is at least 66% used in the Fiber Business, such asset will be assigned to Barter Fiber and Barter Fiber shall make such asset available to Acquiror at cost plus allocable overhead to the extent such asset is used in any other business of the Company and the Subsidiaries, and (iii) that the Acquiror shall provide access to Barter Fiber to the central offices where fiber is located. Barter Fiber shall solely be liable for and hold the Company, Acquiror and Acquiror Sub harmless against the real property transfer or gains, sales, use, transfer, value-added, excise, stock transfer, stamp, recording, registration and any similar taxes that become payable in connection with the transfer of such business pursuant to this Section 6.17 (a).

         (b) Acquiror Sub shall execute and deliver at Closing, and the Company Stockholder agrees to cause Barter Fiber to execute and deliver at Closing, the IRU and Maintenance Agreement in substantially the form attached hereto as Exhibit D (the "IRU and Maintenance Agreement").

         SECTION 6.18.  Noncompetition Covenants.

         For a period of three (3) years commencing on the Closing Date, the Company Stockholder will not:

         (i) Directly or indirectly, engage in, own, control, or make a significant non-controlling investment in, any business that competes directly with the integrated communications provider business of Acquiror and/or the Surviving Corporation (including any of the Subsidiaries) within the "Restricted Area", provided that nothing in this Section 6.18 shall prohibit the Company Stockholder or any of his Affiliates from (A) selling Dark Fiber or rights to use Dark Fiber to any Person, (B) selling fiber, other than Dark Fiber, or rights to use such fiber to wholesale carriers (which term, "wholesale carriers," shall not include retail customers or other end users of such fiber), or (C) conducting the directory business conducted by US Xchange Directory LLC. For purposes of this Section 6.18, the term "Restricted Area" will mean the States of Maine, Vermont, New Hampshire, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Pennsylvania, Michigan, Ohio, Wisconsin, Indiana, Illinois, Virginia and Maryland and the District of Columbia;

         (ii) Accept employment with any person or entity that competes directly with the business of Acquiror and/or the Surviving Corporation (including any of the Subsidiaries) within the Restricted Area as of the date hereof;

         (iii) Directly or indirectly solicit or employ any person who at such time provides services for or is otherwise employed by Acquiror and/or the Surviving Corporation (including any of the Subsidiaries), or encourage or induce any employee of Acquiror and/or the Surviving Corporation (including any of the Subsidiaries) to leave such employment, other than the Fiber Business Employees set forth on Section 6.18 of the Company Disclosure Schedule; or

         (iv) Directly or indirectly, divert or attempt to divert from the Acquiror and/or the Surviving Corporation (including any of the Subsidiaries), the business conducted in the Restricted Area of any customer, supplier or client of Acquiror and/or the Surviving Corporation (including any of the Subsidiaries).

         SECTION 6.19.  Representation on Acquiror's Board of Directors.

         Acquiror agrees to cause its Transaction Agreement, dated as of July 8, 1998, as amended, among Acquiror and certain of its institutional shareholders and management shareholders, to be amended (the "Transaction Agreement Amendment") to provide that the parties to such Transaction Agreement Amendment will vote their shares of Acquiror which are subject to the terms thereof in favor of the election of Richard Postma (or other designee of the Company Stockholder approved by the Board of Directors, which approval shall not be unreasonably withheld) to the Board of Directors of Acquiror so long as the Company Stockholder owns at least 4,500,000 shares of Acquiror Common Stock.

         SECTION 6.20.  Restriction on Transfer of Acquiror Stock.

         The Company Stockholder shall not, during the period commencing on the Closing Date and ending 180 days after the Closing Date, offer, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise gift, assign, convey, transfer or dispose of, directly or indirectly, any shares of Acquiror Stock; provided that the foregoing shall not apply to any transfer or disposition of Acquiror Stock to a Permitted Holder (as hereinafter defined) who, as a condition to any proposed transfer or disposition, shall agree in writing with Acquiror to be bound by all of the provisions of this Section 6.20 to the same extent as if such transferee were a Company Stockholder. A "Permitted Holder" shall mean: (i) any Permitted Transferee or any charitable organization designated by any Permitted Transferee; (ii) any organization described in Section 501(c)(3) of the Code; (iii) Barter Fiber; or (iv) any of the Persons listed on Section 6.20 of the Company Disclosure Schedule. The stock certificates issued by Acquiror pursuant to this Agreement shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required under applicable Federal or state securities laws): "Until [insert date 180 days after the Closing Date], the securities represented by this certificate may not be transferred, sold or assigned without obtaining the prior written consent of the Corporation."

         SECTION 6.21.  Trademark License.

         The Acquiror Sub shall grant to US Xchange Directory LLC the right to use the name "US Xchange" either alone or in connection with other words, for its directory business, pursuant to the Trademark License Agreement in substantially the form attached hereto as Exhibit E.

         SECTION 6.22.  Employee Benefits.

         (a) For a period of at least two years following the Effective Time, Acquiror shall provide or shall cause the Surviving Corporation and each Subsidiary to provide benefits to any employee of the Surviving Corporation and each Subsidiary which are not less favorable in the aggregate than the benefits provided to similarly situated employees of the Acquiror and Acquiror Subsidiaries or the benefits provided to similarly situated employees of the Company of the Company's Subsidiaries immediately prior to the Effective Time. From and after the Effective Time, solely for purposes of determining an employee's vesting and eligibility rights under an employee benefit plan and not for purposes of benefit accruals, Acquiror shall grant all employees of the Surviving Corporation and any Subsidiaries credit for all service (to the same extent as service with Acquiror or any Acquiror Subsidiary is taken into account with respect to similarly situated employees of Acquiror and Acquiror Subsidiaries) with the Company and any

Subsidiary and their respective predecessors prior to the Effective Time (but only to the extent that the Company and its Subsidiaries granted credit for such service) as if such service with the Company or any Subsidiary was service with Acquiror or any Acquiror Subsidiary. Following the Effective Time, all employees of the Surviving Corporation and any Subsidiaries shall be eligible to participate in the Acquiror Stock Option Plan, and, in the discretion of the Acquiror's Board of Directors, to receive grants of stock options under the Acquiror Stock Option Plan. With respect to any new medical or dental benefit plan established as of the Effective Time (if any), Acquiror shall waive any pre-existing condition exclusions and actively at work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any employee of the Surviving Corporation or any Subsidiary who was, as of the Effective Time, excluded from participation in a Plan by virtue of such pre-existing condition or actively at work requirement) and provide that any covered expenses incurred on or before the Effective Time by an employee or an employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions of any new medical or dental benefit plan established as of the Effective Time (if any).

         (b) The Company shall amend the Plans and take such necessary actions prior to the Closing Date, consistent with applicable Laws, so that only the Company's and the Subsidiaries' eligible current and former employees, and their eligible spouses, former spouses, dependents or beneficiaries, shall participate in the Plans as of the Effective Time. Such actions shall include, but not be limited to, spinning off the assets and liabilities of that portion of the Company's 401(k) Savings and Retirement Plan and its Flexible Benefit Plan that are attributable to current or former employees of entities other than the Company or the Subsidiaries to new plans established by the Company Stockholder or an entity controlled by the Company Stockholder. Such spin-off shall comply with all applicable Laws, including but not limited to Section 414(l) of the Code.

         SECTION 6.23.  Directors' and Officers' Indemnification.

         (a) Acquiror and Acquiror Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any claim, action, suit, proceeding or investigation (a "D&O Claim") existing in favor of the D&O Indemnified Parties as provided in the Company's Certificate of Incorporation or By-laws, as in effect as of April 11, 2000, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period six
(6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any D&O Claim asserted or made within such period shall continue until the disposition of such D&O Claim.


         (b) Without limiting the foregoing, in the event any D&O Claim is brought against any D&O Indemnified Party after the Effective Time arising our of or pertaining to any action, omission or alleged action or omission occurring on or prior to the Effective Time in his or her capacity as director or officer
(i) the Acquiror shall retain counsel reasonably satisfactory to D&O Indemnified Parties and (ii) Acquiror and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither Acquiror nor the Surviving Corporation shall be liable for any settlement of any D&O Claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any D&O Indemnified Party wishing to claim indemnification under this Section 6.23, upon learning of any such D&O Claim, shall notify Acquiror (but the failure so to notify Acquiror shall not relieve Acquiror from any liability that Acquiror may have under this
Section 6.23 except to the extent such failure materially prejudices Acquiror), and shall deliver to Acquiror the undertaking contemplated by Section 145(e) of the Delaware Law. The D&O Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more D&O Indemnified Parties.

         SECTION 6.24. Adjustment of Common Stock Exchange Ratio.

         The Common Stock Exchange Ratio shall be subject to adjustment on the Closing Date as specified in this Section 6.24:

         (a) At least five Business Days prior to the scheduled Closing Date, the Company will deliver to Acquiror an unaudited pro forma consolidated balance sheet, as of the Closing Date (the "Pro Forma Balance Sheet"), prepared in conformity with GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet. At the Closing, a Common Stock Exchange Ratio adjustment shall be made as set forth in the definition of Common Stock Exchange Ratio. In the event that the Net Receivables Position reflected on the Reference Balance Sheet exceeds the Net Receivables Position reflected on the Pro Forma Balance Sheet by at least the Designated Amount, then the amount equal to the full amount of such change without taking into account the Designated Amount is defined as the "Deficiency." In the event that the Net Receivables Position reflected on the Pro Forma Balance Sheet exceeds the Net Receivables Position reflected on the Reference Balance Sheet by at least the Designated Amount, then the amount of such change without taking into account the Designated Amount is defined as the "Surplus."

         SECTION 6.25.  Adjustment of Common Stock Cash Amount.


         The Common Stock Cash Amount shall be subject to adjustment after the Closing as specified in this Section 6.25:

         (a) As promptly as practicable, but in any event within sixty calendar days following the Closing Date, the Company Stockholder shall deliver to Acquiror the Closing Balance Sheet, together with an unqualified report thereon of the Company Stockholder's Accountants stating that the Closing Balance Sheet fairly presents in all material respects the consolidated financial position of the Company at the Closing Date in conformity with GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet. During the preparation of the Closing Balance Sheet by the Company Stockholder and the periods of any dispute provided for in Section 6.25(b), Acquiror shall provide the Company Stockholder and the Company Stockholder's Accountants reasonable access to the books, records, facilities and employees of the Company, and Acquiror shall cooperate reasonably with the Company Stockholder's Accountants, in each case to the extent required by the Company Stockholder and the Company Stockholder's Accountants in order to prepare the Closing Balance Sheet and to investigate the basis for any such dispute.

         (b) (i) Subject to clause (ii) of this Section 6.25(b), the Closing Balance Sheet delivered by the Company Stockholder to Acquiror shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                  (ii) Acquiror may dispute any amounts reflected on the Closing Balance Sheet to the extent the net effect of such disputed amounts in the aggregate would affect the Net Receivables Position reflected on the Closing Balance Sheet by more than the Designated Amount, but only on the basis that the amounts reflected on the Closing Balance Sheet were not arrived at in accordance with GAAP applied on a basis consistent with the preparation of the Reference Balance Sheet; provided, however, that Acquiror shall have notified the Company Stockholder and the Company Stockholder's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 20 Business Days of the Company Stockholder's delivery of the Closing Balance Sheet to Acquiror. In the event of such a dispute, Acquiror's Accountants and the Company Stockholder's Accountants shall attempt to reconcile their differences, and any written resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by Acquiror's Accountants and the Company Stockholder's Accountants leaves in dispute amounts the net effect of which in the aggregate would not affect the Net Receivables Position reflected on the Closing Balance Sheet by more than the Designated Amount, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Balance Sheet delivered by the Company Stockholder to Acquiror. If the Company Stockholder's Accountants and Acquiror's Accountants are unable to reach a resolution with such effect within 20 Business Days after receipt by the Company Stockholder and the Company Stockholder's Accountants of Acquiror's written notice of dispute and the items remaining in dispute are such that the Common Stock Cash Amount would be adjusted by at least the Designated Amount, the Company Stockholder's Accountants and Acquiror's Accountants shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to the Company Stockholder and Acquiror ( such accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within thirty Business Days after such submission, determine and report to the Company Stockholder and Acquiror upon such remaining disputed items, and such written report shall be final, binding and conclusive on the Company Stockholder and Acquiror. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Company Stockholder and Acquiror in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                  (iii) In acting under this Agreement, the Company Stockholder's Accountants, Acquiror's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                  (iv) No adjustment to the Common Stock Cash Amount pursuant to
     Section 6.25(c) shall be made with respect to amounts disputed by Acquiror pursuant to this Section 6.25(b), unless the net effect of the amounts successfully disputed by Acquiror in the aggregate is to decrease the Net Receivables Position reflected on the Closing Balance Sheet by at least the Designated Amount, in which case such adjustment shall be made in an amount equal to the full amount successfully disputed.

         (c) The Closing Balance Sheet shall be deemed final for the purposes of this Section 6.25 upon the earliest of (A) the failure of Acquiror to notify the Company Stockholder of a dispute within 20 Business Days of the Company Stockholder's delivery of the Closing Balance Sheet to Acquiror, (B) the written resolution of all disputes, pursuant to Section 6.25(b)(ii), by the Company Stockholder's Accountants and Acquiror's Accountants and (C) the written resolution of all disputes, pursuant to Section 6.25(b)(ii), by the Independent Accounting Firm. Subject to the limitation set forth in Section 6.25(b)(iv), within three Business Days of the Closing Balance Sheet being deemed final, a Common Stock Cash Amount adjustment shall be made as follows:

                  (i) in the event that the Net Receivables Position reflected on the Pro Forma Balance Sheet exceeds the Net Receivables Position reflected on the Closing Balance Sheet by at least the Designated Amount, then the Common Stock Cash Amount shall be adjusted downward in an amount equal to the full amount of such change without taking into account the Designated Amount, and the Company Stockholder shall, within three Business Days of such determination, pay such amount to Acquiror by wire transfer in immediately available funds; and

                  (ii) in the event that the Net Receivables Position reflected on the Closing Balance Sheet exceeds the Net Receivables Position reflected on the Pro Forma Balance Sheet by at least the Designated Amount, then the Common Stock Cash Amount shall be adjusted upward in an amount equal to the full amount of such change without taking into account the Designated Amount and Acquiror shall, within three Business Days of such determination, pay the amount of such excess to the Company Stockholder by wire transfer in immediately available funds.

         (d) Any payments required to be made by the Company Stockholder or Acquiror pursuant to Section 6.25(c) shall bear interest from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its prime rate from the Closing Date to the date of such payment.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         SECTION 7.01. Conditions to Obligations of Each Party Under This Merger Agreement.

         The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by agreement of Acquiror and the Company, in whole or in part, to the extent permitted by applicable Law:

         (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger; provided, however, that each of the parties shall use its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted and provided further, that the failure to obtain a required consent or approval of a Governmental Entity (other than those specified in Section 7.01(b) and Section 7.01(c)) shall not form the basis for an assertion that this condition is not satisfied.

         (b) HSR Act. The applicable waiting period with respect to the Merger and the other transactions contemplated hereby, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

         (c) Certain Governmental Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror or the Company prior to consummation of the transactions contemplated in this Merger Agreement (other than the filing of the Articles of Merger in accordance with Delaware Law) shall have been obtained from and made with the FCC and each of the public utility commissions of the states of Indiana, Illinois, Wisconsin and Michigan.

         (d) Company Securities. Other than 1,000 shares of Company Common Stock, there shall be no other securities of the Company outstanding that are securities convertible into or exchangeable for Company Common Stock or any other equity securities of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other equity securities of the Company.

         (e) Acquiror's Financing. Acquiror shall have received the Buyer Financing substantially on the terms contemplated by the Buyer Financing Letters or alternative financing on terms not materially less favorable to Acquiror than those set forth in the Buyer Financing Letters.

         SECTION 7.02. Additional Conditions to Obligations of Acquiror and Acquiror Sub.

         The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

         (a) Representations and Warranties. Each and all of the representations and warranties of the Company and the Company Stockholder contained in this Merger Agreement shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date, except where the failure to be so true and correct would not have a Company Material Adverse Effect, considered in the aggregate, except that those representations and warranties which address matters only as of a particular date shall be true and correct in all material respects as of such date, except where the failure to be so true and correct would not have a Company Material Adverse Effect, considered in the aggregate, and except, in each case, for changes permitted by or consistent with this Merger Agreement; provided, however, that if any portion of any representation or warranty is already qualified by the words Company Material Adverse Effect, for purposes of determining whether this Section 7.02(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects. Acquiror shall have received a certificate of the chief executive officer or chief financial officer of the Company, on behalf of the Company, to that effect.

         (b) Updated Company Disclosure Schedule. The revised versions of the Company Disclosure Schedules delivered to Acquiror pursuant to Section 6.04 shall not disclose any Company Material Adverse Effect as compared to such Sections of the Company Disclosure Schedule as of the date of this Merger Agreement.

         (c) Agreements and Covenants. The Company and the Company Stockholder shall have performed or complied in all respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time except for such noncompliance that does not have a Company Material Adverse Effect. Acquiror shall have received a certificate of the Company Stockholder and the chief executive officer or chief financial officer of the Company (as to the Company and on its behalf) to that effect.

         (d) At least 80% of the outstanding principal amount of the Senior Notes shall have been acquired by the Company or the Reporting Subsidiary, and the holders of such Senior Notes and the Trustee shall have properly authorized and approved an amendment to the Indenture, to take effect on the redemption date, providing for the deletion of certain covenants and other provisions thereof specified, in writing, by the Acquiror.

         (e) No Challenge. There shall not be pending any enforcement action or similar proceeding by any Government Entity that is likely to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub such that consummation of the Merger would violate any provisions of Acquiror's indentures relating to its outstanding public indebtedness. There shall not be pending any enforcement action or similar proceeding by any state or federal Governmental Entity that is likely to have a Company Material Adverse Effect or, if such action arises in connection with the transactions contemplated hereby, an Acquiror Material Adverse Effect.

         (f) Company Material Adverse Effect. Since December 31, 1999, there shall not have occurred a Company Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Company Material Adverse Effect) not disclosed in the Company Disclosure Schedule.

         (g) Ancillary Agreements. Acquiror shall have received, after the date of this Merger Agreement and on or prior to the Closing Date, (i) an executed Executive Employment Agreement from at least 80% of the Company Executives; and
(ii) an executed IRU and Maintenance Agreement from Barter Fiber.

         (h) Escrow Agreement. Pursuant to the escrow agreement in the form of Exhibit C (the "Escrow Agreement"), the Company Stockholder shall have agreed to deposit with the Escrow Agent, such number of shares of Acquiror Common Stock equal to $25 million divided by the Price Per Share, to be received by him pursuant to this Agreement, such shares to be held and disposed of as therein provided.

         (i) Accountants Consent. BDO Seidman, LLP shall have furnished to Acquiror an undertaking to consent to the use and inclusion of financial statements relating to the Company and the Subsidiaries audited by it in filings made by Acquiror subsequent to the Effective Time with the SEC, NASD and state securities authorities.

         (j) Amendment or Termination of Agreements. The following agreements shall have been amended or terminated, as appropriate: (i) the Expense Sharing Agreement dated February 1, 1997 between the Reporting Subsidiary and RVP Development shall be terminated without liability; (ii) the Corporate Aircraft Lease between the Reporting Subsidiary and RVP Leasing Company, Inc. shall be terminated without liability; (iii) the Lease dated January 29, 1999 between 56 Grandville, L.L.C., and the Reporting Subsidiary shall be modified in the following manner: (y) to delete the provisions of Section 4(a) of such Lease which provide for adjustment of the Base Rent (as defined therein) upon a change of control with respect to the Reporting Subsidiary and (z) to amend Section 22 of such Lease to provide the Tenant (as defined therein) the right to sublease all or any part of the Leased Premises (as defined therein) after a change of control with the permission of the Landlord (as defined therein) which permission shall not be unreasonably withheld or delayed; (iv) the Equipment Lease dated October 1, 1999, by and between the Reporting Subsidiary and RVP Development Corporation shall be modified in the following manner: (y) to amend such Equipment Lease to provide for an attachment consisting of an itemized list of all of the Leased Equipment (as defined therein), and (z) to amend Section 11 of such Equipment Lease to include a dollar amount that the Company reasonably determines will represent the fair market value of the Leased Equipment at the expiration of the term of such Equipment Lease; and (v) RVP Development, Inc. shall assign to Acquiror its entire right, title and interest in each Memorandum of Agreement with Engineering Protection Systems, Inc. referenced in Section
3.14 of the Company Disclosure Schedules or, at the election of Acquiror, each such Memorandum of Agreement shall be terminated without liability and Engineering Protection Systems, Inc. shall agree to enter into a new Agreement with Acquiror Sub on the same terms.

         (k) Consent to Assignment. Acquiror shall have received consents from Metasolv Software, Inc. to the assignment of the agreements between the Reporting Subsidiary and Metasolv Software, Inc. referenced in the Company Disclosure Schedule.

         SECTION 7.03.  Additional Conditions to Obligations of the Company.

         The obligations of the Company to effect the Merger and the other transactions contemplated herein are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

         (a) Representations and Warranties. Each and all of the representations and warranties of Acquiror and Acquiror Sub contained in this Merger Agreement shall be true and correct as of the date of this Merger Agreement and shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date, except where the failure to be so true and correct would not have an Acquiror Material Adverse Effect, considered in the aggregate, except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such date, except where the failure to be so true and correct would not have an Acquiror Material Adverse Effect, considered in the aggregate, and except, in each case, for changes permitted by or consistent with this Merger Agreement; provided, however, that if any portion of any representation or warranty is already qualified by the words Acquiror Material Adverse Effect, for purposes of determining whether this
Section 7.03(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror, on behalf of Acquiror, to that effect.

         (b) Agreements and Covenants. Acquiror and Acquiror Sub shall have performed or complied in all respects with all agreements and covenants required by this Merger Agreement to be performed or complied with by them on or prior to the Effective Time except for such noncompliance that does not have an Acquiror Material Adverse Effect. The Company shall have received a certificate of the chief executive officer or chief financial officer of Acquiror and Acquiror Sub, on behalf of Acquiror and Acquiror Sub, to that effect.

         (c) Acquiror Material Adverse Effect. Since December 31, 1999, there shall not have occurred an Acquiror Material Adverse Effect (or any development that, insofar as reasonably can be foreseen, is reasonably likely to result in any Acquiror Material Adverse Effect) not disclosed in the Acquiror Disclosure Schedule.

         (d) No Challenge. There shall not be pending any enforcement action or similar proceeding by any Government Entity that is likely to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Acquiror or Acquiror Sub such that consummation of the Merger would violate any provisions of Acquiror's indentures relating to its outstanding public indebtedness. There shall not be pending any enforcement action or similar proceeding by any state or federal Governmental Entity that is likely to have an Acquiror Material Adverse Effect or, if such action arises in connection with the transactions contemplated hereby, a Company Material Adverse Effect.

         (e) Ancillary Agreements. The Company Stockholder shall have received, on or prior to the Closing Date, copies of (i) an executed IRU and Maintenance Agreement and (ii) an executed Trademark License Agreement.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01.  Termination.

         This Merger Agreement may be terminated at any time (except where otherwise indicated) prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of each of Acquiror and the Company;

         (b)(i) by Acquiror, if there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.02(a), Section 7.02(b) or Section 7.02(c) will not be satisfied and such breach or condition has not been cured such that Section 7.02(a), Section 7.02(b), or Section 7.02(c), as the case may be, will be satisfied within twenty (20) business days following receipt by the Company of written notice of such breach describing the extent and nature thereof in reasonable detail;

         (ii) by the Company, if there has been a breach by Acquiror or Acquiror Sub of any of its representations, warranties, covenants or agreements contained in this Merger Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 7.03(a) or Section 7.03(b) will not be satisfied and such breach or condition has not been cured such that
Section 7.03(a) or Section 7.03(b), as the case may be, will be satisfied within twenty (20) business days following receipt by Acquiror of written notice of such breach describing the extent and nature thereof in reasonable detail;

         (c) subject to it having complied with Section 6.02, by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any other federal or state (but not county or municipal) Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and non-appealable;

         (d) by either Acquiror or the Company if the Effective Time shall not have occurred on or before November 14, 2000; provided however, that the right to terminate this Merger Agreement under this Section 8.01(d) shall not be available to (i) Acquiror, where Acquiror's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date, or (ii) the Company, where the Company's willful failure to fulfill any obligation under this Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

         (e) by Acquiror, if the Merger shall not have been consummated by August 12, 2000 and Acquiror, in its sole discretion, elects not to fund any further operating losses of the Company and the Subsidiaries; provided that Acquiror may not exercise its rights under this clause (e) if the Company notifies Acquiror in writing prior to August 12, 2000 that the Company Stockholder will fund any such operating losses of the Company between August 12, 2000 and the earlier of the Closing Date or the termination of this Merger Agreement in accordance with this Section 8.01.

         SECTION 8.02.  Effect of Termination.

         In the event of termination of this Merger Agreement by either Acquiror or the Company as provided in Section 8.01, this Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Acquiror Sub or the Company or any of their respective directors or officers except (i) nothing herein shall relieve any party from liability for any willful breach hereof, (ii) each party shall be entitled to any remedies at law or in equity for such breach and (iii) Sections 5.04(c) and 6.05, Section 8.02, Section 8.03 and Article IX shall remain in full force and effect and survive any termination of this Merger Agreement.

         SECTION 8.03.  Expenses.

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that Acquiror shall pay for all HSR filing fees.

         SECTION 8.04.  Amendment.

         Subject to applicable Law, this Merger Agreement may be amended by the parties hereto at any time prior to the Effective Time. This Merger Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.05.  Extension; Waiver.

         At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any agreements, documents, certificates or other instruments delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Merger Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01.  Survival of Representations and Warranties.

         The representations and warranties of the Company and the Company Stockholder contained in this Merger Agreement shall survive the Effective Time for a period of twelve (12) months; provided, however, that the representations and warranties of the Company contained in Section 3.17 (Taxes and Tax Matters), shall survive until the expiration of the applicable statute of limitations, it being understood that after the Effective Time any claim for Damages resulting from a breach of any representation and warranty of the Company shall be subject to the limitations contained in Section 6.10 and Section 6.11. The representations and warranties of Acquiror contained in the Merger Agreement shall survive the Effective Time for a period of twelve (12) months. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or Agreement which is the subject of a claim which is asserted in writing in compliance with Section 6.10(a) or Section 6.10(b) prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         WITHOUT LIMITING THE REPRESENTATIONS AND WARRANTIES CONTAINED IN
ARTICLE III, EXCEPT AS SET FORTH IN ARTICLE III, THE COMPANY MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE COMPANY, ITS SUBSIDIARIES, ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, OR THE BUSINESS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

         (b) In connection with Acquiror's investigation of the Company and the Subsidiaries of the Company, Acquiror has received certain estimates, projections and other forecasts for the Company and its Subsidiaries, prepared by management of the Company and its Subsidiaries, and certain plan and budget information. Except as specifically set forth in this Merger Agreement, no representation or warranty is made with respect to any such estimates, projections, forecasts, plans or budgets. Acquiror acknowledges and agrees (and, upon the occurrence of the Closing, shall be deemed to have acknowledged and agreed as of the Closing Date) that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that Acquiror is familiar with such uncertainties, that Acquiror is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that Acquiror will not assert any claim against any of the Company's directors, officers, employees, agents, stockholder, affiliates, consultants, investment bankers or representatives, or hold any such persons liable with respect thereto.

         SECTION 9.02.  Notices.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses or sent by electronic transmission to the following telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      If to Acquiror or Acquiror Sub:

                  Choice One Communications Inc.
                  100 Chestnut Street
                  Suite 700
                  Rochester, New York 14604
                  Telecopier No.:  (716) 530-2739
                  Attention:  Steve Dubnik

                  With a copy (which shall not constitute notice) to:

                  Nixon Peabody LLP
                  Clinton Square
                  P.O. Box 1051
                  Rochester, New York 14603-1051
                  Telecopier No.:  (716) 263-1600
                  Attention:  James A. Locke, Esq.

         (b)      If to the Company:

                  US Xchange, Inc.
                  20 Monroe Avenue
                  Suite 450
                  Grand Rapids, Michigan  49503
                  Telecopier No.:  (616) 493-7050
                  Attention:  Richard Postma

                  With a copy (which shall not constitute notice) to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Telecopier No.:  (212) 848-7179
                  Attention:  Clare O'Brien, Esq.

         (c)      If to the Company Stockholder:

                  c/o US Xchange, Inc.
                  20 Monroe Avenue
                  Suite 450
                  Grand Rapids, Michigan  49503
                  Telecopier No.:  616-493-7050
                  Attention:  Richard Postma

         SECTION 9.03.  Headings.

         The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

         SECTION 9.04.  Severability.

         If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.05.  Entire Agreement.

         This Merger Agreement (together with the Exhibits, Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule and the other documents delivered pursuant hereto) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly set forth in Section 9.07, are not intended to confer upon any other Person any rights or remedies hereunder.

         SECTION 9.06.  Assignment.

         Neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto whether by operation of Law or otherwise, without the prior written consent of the other parties.

         SECTION 9.07.  Parties in Interest.

         Subject to Section 9.06, this Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Merger Agreement, express or implied, other than the provisions set forth in Section 6.23 (the "Third Party provisions"), is intended to or shall confer upon any other Person other than the parties hereto or their respective successors and assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Merger Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

         SECTION 9.08.  Mutual Drafting.

         Each party hereto has participated in the drafting of this Merger Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

         SECTION 9.09.  Specific Performance.

         In addition to any other remedies which any party may have at law or in equity, (a) the Company hereby acknowledges that the Company Common Stock and the Company and the Subsidiaries are unique, and that the harm to Acquiror resulting from breaches by the Company of its obligations cannot be adequately compensated by damages and (b) Acquiror and Acquiror Sub hereby acknowledge that the Acquiror Common Stock and Acquiror and Acquiror Sub are unique, and that the harm to the Company resulting from breaches by the Acquiror or Acquiror Sub of their respective obligations cannot be adequately compensated by damages. Accordingly, (i) the Company agrees that Acquiror and Acquiror Sub shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by the Company and that Acquiror and Acquiror Sub shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof and (ii) Acquiror and Acquiror

Sub agree that the Company shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Merger Agreement specifically performed by Acquiror and Acquiror Sub and that the Company shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

         SECTION 9.10.  Governing Law.

         This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 9.11.  Submission to Jurisdiction, Waiver of Jury Trial.

         (a) The parties hereby submit to the jurisdiction of any federal or state court located in Wilmington, Delaware for purposes of all legal proceedings which may arise hereunder or under any of the other agreements entered into in connection herewith. The parties irrevocably waive, to the fullest extent permitted by Law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The parties hereby consent to the process being served in any such proceeding by the mailing of a copy hereof by registered or certified mail, postage prepaid, to their respective addresses specified in
Section 9.02 or in any other manner permitted by Law.

         (b) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

         SECTION 9.12.  Counterparts.

         This Merger Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Merger Agreement by telecopier shall be effective as delivery of a manual executed counterpart of this Agreement.

         SECTION 9.13.  Disclosure Schedule

         The parties hereto acknowledge that certain matters set forth in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Merger Agreement and that disclosure of such matters shall not be taken as an admission by the Company or the Acquiror, as the case may be, that such disclosure is required to be made under the terms of any provision of this Merger Agreement and in no event shall the disclosure of such matters be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement.

                                    ARTICLE X

                                   DEFINITIONS

         For purposes of this Merger Agreement, the following terms, and the singular and plural thereof, shall have the meanings set forth below:

         "Acquiror" is defined in the Preamble to this Merger Agreement.

         "Acquiror Common Stock" is defined in Section 2.01.

         "Acquiror Disclosure Schedule" is defined in Article IV.

         "Acquiror Financial Statements" is defined in Section 4.07.

         "Acquiror Licensed Intellectual Property" is defined in Section
4.14(d).

         "Acquiror Material Adverse Effect" means any event, change or effect that, individually or when taken together with any and all other events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of Acquiror and its subsidiaries, taken as a whole.

         "Acquiror Owned Intellectual Property" is defined in Section 4.14(c).

         "Acquiror Post-Signing SEC Documents" is defined in Section 6.08.

         "Acquiror SEC Documents" is defined in Section 4.07.

         "Acquiror Stock Option Plan" means the Acquiror's 1998 Employee Stock Option Plan dated August 12, 1998, as amended from time to time.

         "Acquiror Sub" is defined in the Preamble to this Merger Agreement.

         "Acquiror Subsidiary" means a corporation, partnership, joint venture or other entity of which Acquiror owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

         "Acquiror's Accountants" means Arthur Anderson LLP.

         "Additional Unaudited Balance Sheets" is defined in Section 6.07(a).

         "Additional Unaudited Statements" is defined in Section 6.07(a).

         "Affiliate" means: (a) with respect to an individual, any member of such individual's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

         "Agreement" means any agreement between two or more Persons with respect to their relative rights and/or obligations or with respect to a thing done or to be done, including, without limitation, agreements denominated as contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

         "Articles of Merger" is defined in Section 1.02.

         "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

         "Audited Balance Sheet" is defined in Section 3.08(a).

         "Audited Statements" is defined in Section 3.08(a).

         "Barter Fiber" is defined in Section 6.17(a).

         "Beneficial owner" with respect to any shares of capital stock means a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any Agreement or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any Agreement,
(iii) which are beneficially owned, directly or indirectly, by any other Persons with whom such Person or any of its affiliates or associates has any Agreement for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder.

         "Blackout Period" is defined in Section 6.01(a).

         "Blue Sky Laws" means state securities or blue sky laws and the rules and regulations thereunder.

         "Buyer Financing Letters" is defined in Section 4.10.

         "Business Day" means a day other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York and Michigan are authorized or obligated to be closed.

         "Certificates" is defined in Section 2.02.

         "Claims" is defined in Section 6.10.

         "Closing" is defined in Section 1.02.

         "Closing Date" is defined in Section 1.02.

         "Code" is defined in the Preamble to this Merger Agreement.

         "Common Control Entity" means any trade or business under common control (as such term is defined in Section 414(b) or 414(c) of the Code) with the Company or any Subsidiary.

         "Common Stock Cash Amount" means the result of:

                  (A) the total of $339 million minus (1)(x) the principal amount of indebtedness under the Senior Notes, together with any premium in excess of 101% of the principal amount thereof which is payable in connection with the redemption of the Senior Notes, any interest accrued thereon (whether or not paid) during the period beginning on the date hereof and ending 90 days from the date hereof and (y) the amount of principal owed by the Company or any Subsidiary to each of General Electric Capital Corporation, Comerica Bank and Ronald H. VanderPol referenced in Section 6.03; minus (2) costs incurred by the Company or any Subsidiary in connection with the transactions contemplated by this Merger Agreement (other than HSR filing fees) and plus (3) in the event that the Company Stockholder agrees to fund operating losses of the Company between August 12, 2000 and the earlier of the Closing Date or the termination of this Merger Agreement in accordance with Section 8.01 (the "Post 90-day Period"), any amount spent during the Post 90-day Period to fund capital expenditures of the Company or any Subsidiary in accordance with
         Section 5.01(i);

                  (B) divided by the number of shares of Company Common Stock validly issued and outstanding and fully paid and nonassessable at the close of business on the business day before the Closing Date.

         "Common Stock Exchange Ratio" means the ratio with:

                  (A) the numerator being the result of (1) the total of $224 million minus (a) the number of shares of common stock of Acquiror set forth on Sections 6.06(a) and 6.06(b) to the Company Disclosure Schedules multiplied by the Price Per Share, minus (b) the principal amount of all loans made by Acquiror to the Company and any interest accrued thereon (whether or not paid) to fund operating losses incurred by the Company and its Subsidiaries from the date hereof through August 12, 2000 pursuant to the Promissory Note, provided, that such operating losses shall include the interest payments made or accrued by the Company or any Subsidiary in connection with the debt owed by the Company or any Subsidiary to General Electric Capital Corporation, Comerica Bank and Ronald H. VanderPol; provided, further, that such operating losses shall exclude any amount spent towards capital expenditures of the Company or any Subsidiary and interest thereon, minus (c) the Deficiency, if any, minus (d) the principal amount of all loans made by Acquiror to the Company and any interest accrued thereon (whether or not paid) to fund capital expenditures for the Fiber Business, if any, and plus (e) the Surplus, if any; divided by (2) the Price Per Share; and,

                  (B) the denominator being the number of shares of Company Common Stock validly issued and outstanding and fully paid and nonassessable at the close of business on the business day before the Closing Date.

         "Communications Act" means the Communications Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "Company" is defined in the Preamble to this Merger Agreement.

         "Company Budget" is defined in Section 5.01.

         "Company Common Stock" is defined in Section 2.01(a).

         "Company Contracts" is defined in Section 3.14(a).

         "Company Disclosure Schedule" is defined in Article III.

         "Company Executives" is defined in Section 6.06(a).

         "Company Licenses" is defined in Section 3.07(a).

         "Company Material Adverse Effect" means any event, change or effect that, individually or when taken together with any and all other events, changes or effects, is or is reasonably likely to be materially adverse to the business, operations, condition (financial or otherwise), Assets or liabilities of the Company and the Subsidiaries, taken as a whole.

         "Company Stockholder" is defined in the Preamble to this Merger Agreement.

         "Company Stockholder's Accountants" means BDO Seidman LLP.

         "Company Tax Returns" means all Tax Returns required to be filed by the Company or any of the Subsidiaries.

         "Competing Transaction" is defined in Section 5.05(a).

         "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any Person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities, as trustee or executor, by Agreement or otherwise).

         "D&O Claim" is defined in Section 6.23(a).

         "D&O Indemnified Parties" means each present and former director or officer of the Company and each Subsidiary, but in no event shall the Company Stockholder be such a D&O

Indemnified Party with respect to any D&O Claim for which the Company Stockholder would be required to indemnify any Indemnified Person pursuant to
Section 6.10 hereof.

         "Damages" is defined in Section 6.10.

         "Dark Fiber" means fiber between two specified locations that has no optronics or electronics attached to it.

         "Deficiency" is defined in Section 6.24.

         "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

         "Delaware Law" is defined in the Preamble to this Merger Agreement.

         "Designated Amount" means $500,000.

         "Disadvantageous Condition" is defined in Section 6.01(a).

         "Disclosing Party" is defined in Section 5.06.

         "DOL" means the United States Department of Labor and its successors.

         "Effective Time" is defined in Section 1.02.

         "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

         "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), in effect as of the Closing Date relating to Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, or noise control, or the protection of human health or the environment.

         "Environmental Reports" is defined in Section 6.08(b).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "Escrow Agent" is defined in the Escrow Agreement.

         "Escrow Shares" is defined in the Escrow Agreement.

         "ESOP" means an "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(e)(7) of the Code.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "Exercise Date" is defined in Section 6.01(a).

         "FCC" means the United States Federal Communications Commission and its successors.

         "Fiber Business" is defined in Section 6.17(a).

         "Fiber Business Employees" means those employees of the Company or any Subsidiary that the parties agree are Fiber Business Employees pursuant to
Section 6.17(a).

         "Financial Statements" means, collectively, the Pre-Signing Financial Statements, the Additional Unaudited Financial Statements and the First Quarter Audited Financial Statement.

         "First Quarter Audited Financial Statements" is defined in Section 6.07(b).

         "Founders Securities" is defined in Section 6.01(b)(ii).

         "GAAP" means United States generally accepted accounting principles, in effect from time to time.

         "Governmental Entities" (including the term "Governmental") means any governmental, quasi-governmental or regulatory authority, whether domestic or foreign.

         "Hazardous Discharge" means any emission, spill, release or discharge (whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or groundwater, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property.

         "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) that are regulated by a Governmental Entity pursuant to Environmental Law or defined or listed by a Governmental Entity pursuant to Environmental Law as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

         "Holder" is defined in Section 6.01(g).

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "Indemnified Persons" is defined in Section 6.09.

         "Indenture" means that certain Indenture by and between the Reporting Subsidiary and The Bank of New York, as trustee, dated as of June 25, 1998.

         "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, all rights to database information, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium) existing in any part of the world.

         "Inventory" means all new materials, work in progress and finished goods and inventorable supplies.

         "IRS" means the United States Internal Revenue Service and its successors.

         "Knowledge" will be deemed to be present with respect to the Company and the Subsidiaries when the matter in question (i) is actually known to Ronald Vander Pol, Richard Postma, Barry Raterink, Lee Thibaudeau, Dan Fabry, Rick Pigeon, Curtis Fredrick, J. Miglore, Doug Black, Bob Buick, Steve Over, Lemark Payne or any other person listed in Section 6.06(a) of the Company Disclosure Schedule or (ii) was brought to the attention of or, if due diligence had been exercised by the persons named in clause (i), would have been brought to the attention of any such person; "knowledge" will be deemed to be present with respect to Acquiror when the matter in question (i) is actually known to Steve
M. Dubnik, Ajay Sabherwal, Kevin S. Dickens, Kim Robert Scovill, John J. Zimmer, Mae H. Squier-Dow, Philip H. Yawman or Robert J. Merrill or (ii) was brought to the attention of or, if due diligence had been exercised by the persons named in this clause (ii), would have been brought to the attention of, any such person.

         "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, tariffs, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Person and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).

         "License" means any franchise, grant, authorization, license, tariff, permit, easement, variance, exemption, consent, certificate, approval or order of any Governmental Entity, except non-material Agreements allowing the installation, maintenance or operation of the Company's or the Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property.

         "Merger" is defined in the Preamble to this Merger Agreement.

         "Merger Agreement" is defined in the Preamble to this Merger Agreement.

         "Merger Consideration" is defined in Section 2.01(a)(1).

         "Minimum-Funding Plan" means a Pension Plan that is subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

         "MSCP" means any of Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., or MSCP III 892 Investors, L.P.

         "MSCP Agreement" is defined in Section 6.01(a).

         "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Net Receivables Position" means the excess of accounts receivable over all accounts payable and all accrued expenses (excluding accrued interest) of the Company and the Subsidiaries shown on any specified consolidated balance sheet of the Company and the Subsidiaries.

         "Ordinary Course of Business" means ordinary course of business consistent with past practices and reasonable business operations.

         "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

         "Other Securities" is defined in Section 6.01(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or its successors.

         "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

         "Permitted Derivative Transactions" is defined in Section 6.01(a).

         "Permitted Encumbrance" means (i) easements, rights of way, minor irregularities of title, and liens for taxes not yet due and payable, (ii) landlord, workman, repairman, carrier, warehouse and materialmen's liens and
(iii) other Encumbrances similar to clauses (i) and (ii); provided, however, that any or all of the foregoing do not materially affect the utility or value of the Assets or other matters to which they relate.

         "Permitted Holder" is defined in Section 6.20.

         "Permitted Transferee" is defined in Section 6.01(g).

         "Person" means an individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization or other entity, or a Governmental Entity.

         "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by the Company or any Subsidiary; (b) to which the Company or any Subsidiary contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company or any Subsidiary and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

         "Post-Signing Returns" is defined in Section 5.03.

         "Price Per Share" means $32.00.

         "Promissory Note" is defined in Section 6.15.

         "Proprietary Information" is defined in Section 5.06.

         "Qualified Plan" means a Pension Plan that satisfies, or is intended by the Company to satisfy, the requirements for Tax qualification described in
Section 401 of the Code.

         "Real Property" means the real property owned in fee by the Company or any of the Subsidiaries as of December 31, 1999, and any additional real property owned since that date, and, for purposes of Section 3.23, any real property formerly owned by the Company or any of the Subsidiaries, except non-material Agreements allowing the installation, maintenance or operation of the Company's or the Subsidiaries' fiber optic network on, over, under or across a specific parcel of real property.

         "Receiving Party" is defined in Section 5.06.

         "Reference Balance Sheet" means the audited consolidated balance sheet of the Company dated as of March 31, 2000, as adjusted by the accountants of the Company in consultation with the Acquiror's Accountants to reflect any impact associated with transfer of the Fiber Business.

         "Registrable Securities" is defined in Section 6.01(c).

         "Reporting Subsidiary" is defined in Section 3.08(c).

         "Representative" is defined in Section 5.06.

         "SEC" means the United States Securities and Exchange Commission and its successors.

         "Securities Act" means the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "Senior Notes" is defined in the Recitals to this Merger Agreement.

         "Shelf Registration Statement" means a registration statement filed at the request of a Holder pursuant to Section 6.01(a) which permits sales of Registrable Securities on a delayed or continuous basis under Rule 415 promulgated under the Securities Act.

         "Significant Subsidiary" means any subsidiary of Acquiror disclosed in its most recent Annual Report on Form 10-K, and any other subsidiary that would constitute a "Significant Subsidiary" of Acquiror within the meaning of Rule 1-02 of Regulation S-X of the SEC.

         "Statutory-Waiver Plan" means a Pension Plan that is not subject to Title I, Subtitle B, Part 3, of ERISA (concerning "funding").

         "Stock Consideration" is defined in Section 2.01(a).

         "Subsidiary" means a corporation, partnership, joint venture or other entity of which the Company owns, directly or indirectly, at least 50% of the outstanding securities or other interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body or otherwise exercise Control of such entity.

         "Subsidiary SEC Reports" is defined in Section 3.08(c).

         "Surplus" is defined in Section 6.24.

         "Survey" means a current, as-built survey of each parcel of the Real Property.

         "Surviving Corporation" is defined in Section 1.01.

         "System" means the fiber optic system and assets generally described in Sections 3.35(a)-1 and 3.35(a)-2 of the Company Disclosure Schedule.

         "Taxes" (including the terms "Tax" and "Taxing") means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Entity, and any interest, penalties or additions to tax imposed thereon or in connection therewith but does not include municipal or county franchise fees or similar payments due or payable in connection with the construction of the System.

         "Tax Returns" means all federal, state, local, foreign and other applicable returns, declarations, reports and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Entity or Tax authority or agency, including, without limitation, consolidated, combined and unitary tax returns.

         "Third Party provisions" is defined in Section 9.07.

         "Title I Plan" means a Plan that is subject to Title I of ERISA.

         "Unaudited Balance Sheets" is defined in Section 3.08(a).

         "Unaudited Financial Statements" is defined in Section 3.08(a).

         "US Xchange Finance" is defined in the Recitals to this Merger
Agreement.

         "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

         "Year 2000 Compliant" means that all computer, hardware, software systems and equipment (the "Company Systems") material to the business of the Company or any Subsidiary will provide uninterrupted millennium functionality in that the Company Systems will record, store process and present calendar dates falling on or after January 1, 2000 in the same manner and with the same functionality as the Company Systems record, store and process calendar dates falling on or before December 31, 1999.

         IN WITNESS WHEREOF, Choice One Communications Inc., Barter Acquisition Corporation, the Company and the Company Stockholder have executed and delivered or have caused this Merger Agreement to be duly executed and delivered as of the date first written above.

                                                Choice One Communications Inc.


                                                By:
                                                --------------------------------
                                                Name:
                                                Title:


                                                Barter Acquisition Corporation

                                                By:
                                                --------------------------------
                                                Name:
                                                Title:


                                                US Xchange, Inc.

                                                By:
                                                --------------------------------
                                                Name:
                                                Title:


                                                Stockholder

                                                By:
                                                --------------------------------
                                                Name:  Ronald H. Vander Pol